Exhibit 10.1

AMENDMENT NO. 4

TO LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to the Loan and Security Agreement, dated as of April 14, 2026 (this “Amendment”), is among JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for lenders (in such capacity, “Administrative Agent”) and JPMorgan as a lender (in such capacity, “Lender”), FCR TL Holdings LLC, a Delaware limited liability company, as borrower (the “Borrower”) and Fortress Credit Realty Income Trust, a Maryland statutory trust, as guarantor (the “Limited Guarantor”).

RECITALS

The parties hereto are parties to that certain Loan and Security Agreement, dated as of November 8, 2024, as amended by (i) that certain Amendment No. 1 to Loan and Security Agreement, dated as of May 1, 2025, (ii) that certain Amendment No. 2 to Loan and Security Agreement, dated as of August 14, 2025 and (iii) that certain Amendment No. 3 to Loan and Security Agreement, dated as of November 6, 2025 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”; and as amended by this Amendment, the “Conformed Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreement.

The parties hereto have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreement be amended to reflect certain agreed upon changes. As a condition precedent to amending the Existing Agreement, the Administrative Agent has required the Limited Guarantor to ratify and affirm the Limited Guaranty on the date hereof.

Accordingly, the parties hereto hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

Section 1. Amendment to the Existing Agreement. Effective as of the date hereof, the Existing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in (x) the changed pages of the amended text of the Conformed Agreement attached as Exhibit A-1 hereto and (y) the full amended text of the Conformed Agreement attached as Exhibit A-2 hereto. The parties hereto further acknowledge and agree that Exhibit A-2 constitutes the Conformed Agreement.

Section 2. Conditions Precedent. This Amendment shall be effective as of the date hereof, subject to the delivery of this Amendment, executed and delivered by duly authorized officers of the parties hereto.

Section 3. Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lender that it is in compliance with all the terms and provisions set forth in the Conformed Agreement, on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in the Conformed Agreement.

Section 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

Section 6. Severability. If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of this Amendment or the Facility Documents, and each Facility Document shall be enforced to the fullest extent permitted by law.

Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 8. Reaffirmation of Limited Guaranty. The Limited Guarantor hereby consents to this Amendment and ratifies and affirms all of the terms, covenants, conditions, and obligations of the Limited Guarantor set forth in the Limited Guaranty.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Roshni Bhasin

Name: Roshni Bhasin

Title: Vice President

JPMORGAN CHASE BANK, N.A., as Lender

By: /s/ Roshni Bhasin

Name: Roshni Bhasin

Title: Vice President

FCR TL HOLDINGS LLC, a Delaware limited liability company, as Borrower

By: /s/ Avraham Dreyfuss

Name: Avraham Dreyfuss

Title: Chief Financial Officer

Fortress Credit Realty Income Trust, a Maryland statutory trust, as Limited Guarantor

By: /s/ Avraham Dreyfuss

Name: Avraham Dreyfuss

Title: Chief Financial Officer

Exhibit A-1

CONFORMED AGREEMENT

(Redline)

(See attached)

Conformed through Amendment No. ~~3~~4, dated as of ~~November 6~~April 14, ~~2025~~2026

LOAN AND SECURITY AGREEMENT

Dated as of November 8, 2024

among:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

FCR TL HOLDINGS LLC
as Borrower,

“Applicable Margin” shall mean 1.85% per annum; provided, however, at any time when the Outstanding Principal Amount is at least 5% less than the Borrowing Base, Applicable Margin shall mean 1.75%.

“Applicable Percentage” shall mean with respect to any Lender, the percentage of the total Maximum Loan Amount represented by such Lender’s Uncommitted Amount.

“Applicable Rate” means the sum of (i) the Benchmark, plus (ii) the Applicable Margin.

“Approved Servicer” shall mean Tower Capital Management or any other servicer reasonably acceptable to Administrative Agent.

“Approved Servicing Agreement” shall mean the Sourcing and Management Agreement or any other servicing agreement reasonably acceptable to Administrative Agent.

“Asset Class Sublimit” shall mean a sublimit for each Eligible Asset Class not to exceed the following:

(a) for all Eligible Assets that are Resi Core Assets, 100%,

(b) for all Eligible Assets that are Resi Expanded Assets, 5.0%,

(c) for all Eligible Assets that are Resi Exception Assets, 2.5%,

(d) for all Eligible Assets that are Non-Resi Core Assets, 30.0%,

(e) for all Eligible Assets that are Non-Resi Expanded Assets, 5.0%, and

(f) for all Eligible Assets that are Non-Resi Exception Assets, 2.5%.

“Availability Period” shall mean the period beginning on and including the date hereof and ending on but excluding ~~May 8~~October 15, ~~2026~~2027.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof),as applicable, that is or may be used for determining the length of a Settlement Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978.

“Basel III” shall mean “A Global Regulatory Framework for More Resilient Banks and Banking Systems” developed by the Basel Committee on Banking Supervision (or any successor or similar authority), initially published in December 2010.

“Benchmark” shall mean, with respect to any date of determination, the greater of (i) Daily Simple SOFR (or if a Benchmark Replacement Date has occurred, the applicable Benchmark Replacement Rate), and (ii) zero (0%). It is understood that the Benchmark shall be adjusted on a daily basis.

Worth at any time to be less than the product of (x) 75.0% multiplied by (y) the positive difference between (I) the aggregate net cash proceeds of Guarantor’s life-to-date equity subscriptions minus (II) the aggregate amount of Guarantor’s life-to-date equity redemptions, in each case, as of the applicable date of determination, however following January 1, 2025 in no case if NAV is less than $1,000,000,000.00 shall Tangible Net Worth be less than $100,000,000; or (B) so long as its NAV is equal to or greater than One Billion Dollars and 00/100 ($1,000,000,000.00), permit its NAV to be less than One Billion Dollars and 00/100 ($1,000,000,000.00).

“Limited Guaranty” shall mean that certain Limited Guaranty and Recourse Agreement dated as of the date hereof by Limited Guarantor in favor of Administrative Agent, for the benefit of the Secured Parties or any Replacement Limited Guaranty, as the same may be amended, modified and supplemented from time to time.

“LLC Eligible Asset Owner” shall mean the Initial LLC Eligible Asset Owners and any other Delaware limited liability company, together with the respective series of interests now existing or hereafter created by such companies pursuant to the organizational documents of such companies and pursuant to Section 18-215 of the Delaware Limited Liability Company Act, the Subsidiary Membership Interests in which are owned by a Pass-Through Trust which has pledged such Subsidiary Membership Interests to Administrative Agent pursuant to the Security Agreement.

“Loan” shall have the meaning assigned to such term in Section 2.01(a).

“Loan Documents” shall mean collectively, this Agreement, the Note, the Limited Guaranty, the Custodial Agreement, the Controlled Account and Custodial (Trust Certificates) Agreement, the Security Agreement, the Pledge Agreement, each Servicer Notice and Agreement and each other agreement entered into by a Relevant Party, on the one hand, and Administrative Agent or Lender, on the other, in connection with this Agreement.

“Loan Parties” shall mean, collectively, Borrower, Pledgor and each Eligible Asset Owner.

“Lockbox Account” shall have the meaning given to such term in the Custodial Agreement.

“Manager” shall mean FCR Advisors LLC, a Delaware limited liability company.

“Margin Stock” shall have the meaning assigned to such term in Section 6.07.

“Market Value” shall mean, with respect to any Tax Lien, as of the Funding Date for such Tax Lien, the market value for such Tax Lien, as determined by Administrative Agent in its sole discretion exercised in good faith.

“Material Adverse Effect” shall mean, a material adverse effect on (i) the business, operations or financial condition of the Loan Parties, taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (iii) the perfection or priority of any Lien created under any Loan Document or the rights and remedies of Administrative Agent and the Lenders under the Loan Documents, taken as a whole, or (iv) the value of the Collateral or the Properties, in each case, taken as a whole.

“Maturity Date” shall mean (i) ~~May 8, 2027~~October 15, 2028 or (ii) such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law or the Advances hereunder have become due and payable hereunder in accordance with Section 9.

SCHEDULE 2

ADDRESSES FOR NOTICES

If to Borrower:

FCR TL HOLDINGS LLC
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attn: General Counsel – Credit Funds
Email: [***]

with a copy to

Nixon Peabody LLP
70 West Madison Street, Suite 5200
Chicago, IL 60602
Tel: (312) 977-4148
Attn: Joshua T. Scarborough, Esq.
Email: [***]

If to the Administrative Agent:

JPMorgan Chase Bank, National Association
~~383 Madison~~270 Park Avenue, ~~8th~~4th Floor
New York, New York ~~10179~~10017
Attn: Rifat Chowdhury
Phone Number: [***]
Email: [***]
CC: [***]

With a copy to:

JPMorgan Chase Bank, National Association
~~383 Madison~~270 Park Avenue, ~~8th~~4th Floor
New York, New York ~~10179~~10017
Attn: SPG Legal

Exhibit A-2

CONFORMED AGREEMENT

(Clean)

(See attached)

Conformed through Amendment No. 4, dated as of April 14, 2026

LOAN AND SECURITY AGREEMENT

Dated as of November 8, 2024

among:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

FCR TL HOLDINGS LLC

as Borrower,

TABLE OF CONTENTS

Page

Section 1.	Definitions and Accounting Matters	1
1.01	Certain Defined Terms	1
1.03	Interpretation	27
1.04	Succeeding Business Day	28
1.05	Times of Day	28
Section 2.	Advances, Note and Prepayments	28
2.01	Advances	28
2.02	Notes	28
2.03	Procedure for Borrowing	29
2.04	Applicable Index	30
2.05	Repayment of Advances; Interest	31
2.06	Calculation of Borrowing Base; Mandatory Prepayment	31
2.07	Optional Prepayments	32
2.08	Requirements of Law	32
2.09	Increased Capital	33
2.10	Intentionally Omitted	34
2.11	Defaulting Lenders	34
2.12	Replacement of Lenders	35
Section 3.	Payments; Taxes	35
3.01	Payments	35
3.02	Sharing of Payments by Lenders	36
3.03	Taxes; Tax Treatment	36
3.04	Income Payments	40
Section 4.	Collateral Security	43
4.01	Security Interest	44
4.02	Further Documentation	44
4.03	Administrative Agent’s Appointment as Attorney-in-Fact	45
4.04	Performance by Administrative Agent of Borrower’s Obligations	46
4.05	Proceeds	46

-i-

4.06	Remedies	46
4.07	Limitation on Duties Regarding Preservation of Collateral	48
4.08	Release of Security Interest	48
Section 5.	Conditions Precedent	49
5.01	Effectiveness	50
5.02	Initial and Subsequent Advances	51
Section 6.	Representations and Warranties	52
6.01	Existence	52
6.02	Agreements	52
6.03	Litigation	52
6.04	No Breach	52
6.05	Action	52
6.06	Approvals	53
6.07	Margin Regulations	53
6.08	Taxes	53
6.09	Investment Company Act	53
6.10	Compliance with Law	53
6.11	Collateral; Collateral Security.	54
6.12	Pledged Equity	54
6.13	Chief Executive Office	55
6.14	Location of Books and Records	55
6.15	True and Complete Disclosure	55
6.16	Employee Benefit Matters	55
6.17	Subsidiaries	56
6.18	Representations and Warranties	56
6.19	Solvency; Fraudulent Conveyance	56
6.20	Patriot Act; OFAC	56
6.21	Special Purpose Entity	57
6.22	FIRPTA	57
6.23	Bank Holding Company	57
6.24	Indebtedness	57
6.25	No Event of Default	58
6.26	Prior Financing	58

6.27	Organization	58
6.28	Judgments	58
Section 7.	Covenants of Borrower	58
7.01	Financial Statements and Other Information	58
7.02	Existence, Etc	59
7.03	Notices	61
7.04	Special Purpose Entity	62
7.05	Intentionally Omitted.	62
7.06	Preservation of Collateral	62
7.07	No Assignment or Liens	62
7.08	Limitation on Distributions	63
7.09	Indebtedness	63
7.10	Delivery of Income	63
7.11	Taxes, Etc.	64
7.12	[Intentionally Omitted]	64
7.13	Investments	64
7.14	Removal of Financed Tax Liens	64
7.15	Pledged Equity	64
7.16	Debt Cancellation	65
7.17	ERISA	65
7.18	Books and Records	65
7.19	Beneficial Ownership Certification	65
7.20	Training Program	65
7.22	Servicing	65
Section 8.	Events of Default	65
Section 9.	Remedies Upon Default	67
Section 10.	Intentionally Omitted	69
Section 11.	Servicing.	69
Section 12.	Agency	70
12.02	Rights as a Lender	70
12.03	Exculpatory Provisions	70
12.04	Reliance by Agent	72

12.05	Delegation of Duties	72
12.06	Successor Agents; Merger etc	73
12.07	Non-Reliance on Agent and Other Lenders	74
12.08	No Other Duties, etc	74
12.09	Administrative Agent May File Proofs of Claim	74
12.10	Collateral Matters	75
12.11	Expenses; Indemnity; Damage Waiver	75
Section 13.	Miscellaneous	76
13.01	Waiver	76
13.02	Notices	76
13.03	Indemnification and Expenses	76
13.04	Amendments	77
13.05	Successors and Assigns	79
13.06	Survival	82
13.07	Intentionally Omitted	82
13.08	Captions	82
13.09	Counterparts; Electronic Signatures	82
13.10	Severability	82
13.11	GOVERNING LAW	82
13.12	SUBMISSION TO JURISDICTION; WAIVERS	83
13.13	WAIVER OF JURY TRIAL	83
13.14	Acknowledgments	83
13.15	Confidentiality	83
13.16	Set-Off	84
13.17	Borrower to Remain Liable	84
13.18	Patriot Act	84
13.19	Actions and Events Outside of Lenders’ and Agents’ Control	85
13.21	Entire Agreement	85

EXHIBITS

EXHIBIT A -- Representations and Warranties

EXHIBIT B -- Eligibility Requirements

EXHIBIT C -- Initial LLC Eligible Asset Owners.

EXHIBIT D -- Intentionally Omitted

EXHIBIT E -- Form of Note

EXHIBIT F -- Form of Notice of Borrowing and Pledge

EXHIBIT G -- Form of Power of Attorney

EXHIBIT H -- Intentionally Omitted

EXHIBIT I -- Organizational Chart

EXHIBIT J -- Form of Guarantor Certificate

EXHIBIT K -- Form of Compliance Certificate

EXHIBIT L -- Form of Monthly Portfolio Summary Report

EXHIBIT M -- Form of Servicer Notice

SCHEDULES

SCHEDULE 1 -- Uncommitted Amounts

SCHEDULE 2 -- Addresses for Notices

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of November 8, 2024 (this “Agreement”), by and among FCR TL HOLDINGS LLC, a Delaware limited liability company (“Borrower”), the Persons from time to time party hereto as a lender (each, a “Lender”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for Lenders (in such capacity, “Administrative Agent”).

RECITALS

Lenders have agreed, subject to the terms and conditions of this Agreement, to provide the revolving credit facility described in this Agreement to Borrower.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions and Accounting Matters.

1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Accepted Servicing Practices” shall mean, with respect to any Eligible Asset, those servicing practices of prudent institutions which service Tax Liens similar to such Eligible Asset in the jurisdiction where the related Property is located.

“Account Collateral” shall have the meaning assigned to such term in Section 4.01(d).

“Accrual Day” shall have the meaning given such term in the definition of “Daily Simple SOFR”.

“Acquisition Cost Cap” shall mean, with respect to any Tax Lien, 87.5% of the initial & subsequent acquisition cost paid for each Eligible Asset (excluding any cost for non-recoverable value) by the Eligible Asset Owner.

“Additional Insolvency Opinion” shall mean a non-consolidation opinion letter delivered subsequent to the Effective Date in connection with a request by Administrative Agent described in the definition of Special Purpose Entity.

“Administrative Agent” shall have the meaning assigned thereto in the introductory paragraph of this Agreement.

“Administrative Agent’s Methodology” shall mean as determined by Administrative Agent’s investment bank New York mortgage finance business in its sole and absolute discretion using a commercially reasonable methodology Administrative Agent uses for substantially similar assets and similarly situated counterparties.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by Administrative Agent.

“Advance Rate” shall mean:

(a) for any Eligible Asset that is a Resi Core Asset, 82.5%,

1

(b) for any Eligible Asset that is a Resi Expanded Asset, 77.5%,

(c) for any Eligible Asset that is a Resi Exception Asset, 52.5%,

(d) for any Eligible Asset that is a Non-Resi Core Asset, 77.5%,

(e) for any Eligible Asset that is a Non-Resi Expanded Asset, 72.5%, and

(f) for any Eligible Asset that is a Non-Resi Exception Asset, 52.5%.

“Advances” shall have the meaning assigned thereto in Section 2.01(a).

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the right to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, Mubadala, members of the Mubadala Group shall not be deemed Affiliates of Fortress, Fortress Funds, Borrower, Pledgor of any Eligible Asset Owner or of any of its Affiliates. As used in this definition, “Mubadala” means Mubadala Investment Company PJSC, and “Mubadala Group” means any Person controlling, controlled by or under common control with Mubadala and any other direct or indirect owner of Fortress, that is not also controlled by Fortress.

“Age” shall mean, as of any date of determination, the number months that have lapsed since Borrower or its Affiliate acquired the related Tax Lien, provided that if the date of determination falls after the monthly anniversary of such acquisition date, the “Age” for such tax lien shall be rounded up to the next succeeding month.

“Agent” shall mean Administrative Agent or any permitted delegee, sub-agent or successor of the Administrative Agent.

“Agreement” shall have the meaning assigned thereto in the introductory paragraph of this Agreement.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 6.10(b).

“Anti-Money Laundering Laws” means all anti-money laundering laws and regulations, including, the Bank Secrecy Act, the Money Laundering Control Act of 1986, the Patriot Act, the Money Laundering Control Act of 1986, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq. and any criminal laws of the United States of America or of any of the several states against terrorism, the anti-money laundering statutes of all jurisdictions to the extent applicable to Borrower, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

“Applicable Funding Date” shall have the meaning assigned thereto in Section 2.03(a).

“Applicable Margin” shall mean 1.85% per annum; provided, however, at any time when the Outstanding Principal Amount is at least 5% less than the Borrowing Base, Applicable Margin shall mean 1.75%.

“Applicable Percentage” shall mean with respect to any Lender, the percentage of the total Maximum Loan Amount represented by such Lender’s Uncommitted Amount.

“Applicable Rate” means the sum of (i) the Benchmark, plus (ii) the Applicable Margin.

“Approved Servicer” shall mean Tower Capital Management or any other servicer reasonably acceptable to Administrative Agent.

“Approved Servicing Agreement” shall mean the Sourcing and Management Agreement or any other servicing agreement reasonably acceptable to Administrative Agent.

“Asset Class Sublimit” shall mean a sublimit for each Eligible Asset Class not to exceed the following:

(a) for all Eligible Assets that are Resi Core Assets, 100%,

(b) for all Eligible Assets that are Resi Expanded Assets, 5.0%,

(c) for all Eligible Assets that are Resi Exception Assets, 2.5%,

(d) for all Eligible Assets that are Non-Resi Core Assets, 30.0%,

(e) for all Eligible Assets that are Non-Resi Expanded Assets, 5.0%, and

(f) for all Eligible Assets that are Non-Resi Exception Assets, 2.5%.

“Availability Period” shall mean the period beginning on and including the date hereof and ending on but excluding October 15, 2027.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof),as applicable, that is or may be used for determining the length of a Settlement Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978.

“Basel III” shall mean “A Global Regulatory Framework for More Resilient Banks and Banking Systems” developed by the Basel Committee on Banking Supervision (or any successor or similar authority), initially published in December 2010.

“Benchmark” shall mean, with respect to any date of determination, the greater of (i) Daily Simple SOFR (or if a Benchmark Replacement Date has occurred, the applicable Benchmark Replacement Rate), and (ii) zero (0%). It is understood that the Benchmark shall be adjusted on a daily basis.

“Benchmark Administration Changes” shall mean, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes, including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate, in the sole and good faith discretion of Administrative Agent using Administrative Agent’s Methodology, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the date the Administrative Agent determines is consistent with Administrative Agent’s Methodology in implementing the applicable Benchmark Replacement Rate.

“Benchmark Replacement Rate” shall mean an alternative benchmark rate (including any mathematical or other adjustments to such benchmark rate (if any) incorporated therein) selected by Administrative Agent giving due consideration to Administrative Agent’s Methodology any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Transition Event” shall mean the occurrence of a determination by the Administrative Agent that one or more of the following events has occurred with respect to the then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative; or

(iv) continued implementation of the Benchmark is no longer administratively feasible, no significant market practice for the administration of the Benchmark exists, or due to external factors the Benchmark will not adequately and fairly reflect the cost to Administrative Agent of purchasing or maintaining the facility.

“Benchmark Transition Notice” shall mean a notice given by Administrative Agent which (i) sets forth in reasonable detail the circumstances of the Benchmark Transition Event, (ii) designates a Benchmark Replacement Date, and (iii) if feasible, identifies any applicable Benchmark Administration Changes.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Borrower” shall have the meaning assigned thereto in the introductory paragraph hereof.

“Borrower Information” shall have the meaning assigned to such term in Section 13.15.

“Borrower’s Operating Account” shall mean the account with account number 213055726 established at Wilmington Savings Fund Society, FSB. in the name of “FCR TL HOLDINGS LLC”.

“Borrowing Base” shall mean, as of any date of determination, the aggregate Collateral Value of all Eligible Assets.

“Borrowing Base Deficiency” shall mean the amount by which:

(a) the Outstanding Principal Amount exceeds the Borrowing Base;

(b) the Outstanding Principal Amount with respect to any Eligible Asset Class exceeds the product of (x) the Asset Class Sublimit with respect to such Eligible Asset Class and (y) the Outstanding Principal Amount; and

(c) the Outstanding Principal Amount with respect to any Eligible Assets encumbering unimproved land and vacant commercial Property exceeds the product of (x) the Property Type Sublimit and (y) the Outstanding Principal Amount.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, banking and savings and loan institutions in the State of New York, the City of New York or the city or state in which the offices of Administrative Agent, Trustee or Control Bank are located are closed.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under any lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, including (where applicable) uncertificated membership interests, partnership or equivalent interests in any limited liability company, partnership or other entity.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A‑1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Sweep Period” means a period commencing:

(a) on the first calendar day following the end of the Availability Period;

(b) on any date on which the Age of all Eligible Assets with respect to which Lenders have funded Advances exceeds eighteen (18) months (calculated on a weighted average basis weighted by the Advance with respect to each Eligible Asset) and concluding on the date such weighted average is reduced to eighteen (18) months or less; or

(c) on any date on which the Outstanding Principal Amount is less than $50,000,000.

For the avoidance of doubt, a Cash Sweep Period will continue to exist notwithstanding the termination of a Cash Sweep Period commencing under clause (b) if a Cash Sweep Period under clause (a) exists.

“Certificate Trustee” shall mean U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely in its capacity as certificate trustee under the Trust Agreement.

“Change of Control” shall mean any of the following events shall have occurred without Administrative Agent’s prior written consent (which shall not be unreasonably withheld or delayed):

(i) Pledgor ceases to own the entire equity interests in Borrower;

(ii) the Fortress REIT ceases to own, directly or indirectly, 100% of the equity interests in Pledgor; or

(iii) Manager or an Affiliate of Manager shall cease to act as the investment advisor of Fortress REIT.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall have the meaning assigned to such term in Section 4.01.

“Collateral Value” shall mean, with respect to any Eligible Asset as of any date of determination for such Eligible Asset, the product of (A) the lesser of (x) 100% and (y) the Market Value for such Eligible Asset, expressed as a percentage of par, (B) the Advance Rate for such Eligible Asset and (C) Redemption Value, which Collateral Value shall not exceed the Acquisition Cost Cap.

“Collection Account” shall have the meaning given to such term in the Custodial Agreement.

“Concentration Account” shall have the meaning given to such term in the Custodial Agreement.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” shall mean, as to any Person, any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material security issued by such Person.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Control Bank” shall mean U.S. Bank National Association or any other bank reasonably acceptable to Administrative Agent.

“Controlled Account and Custodial (Trust Certificates) Agreement” shall mean that certain Controlled Account and Custodial (Trust Certificates) Agreement, dated as of the date hereof, by and among Administrative Agent, Borrower, Custodian (Trust Certificates) and the Control Bank, relating to the Trust Certificates, the Distribution Account and the Interest Reserve Account, as the same may be amended, modified or supplemented from time to time.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof, by and among Custodian, Borrower, Servicer, each Eligible Asset Owner and Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Custodian” shall mean Wilmington Savings Fund Society, FSB, or any successor custodian for Eligible Assets appointed by Administrative Agent with the prior written consent of Borrower (which consent shall not be unreasonably withheld or delayed).

“Custodian (Trust Certificates)” shall mean U.S. Bank National Association or any other bank reasonably acceptable to Administrative Agent.

“Daily Simple SOFR” shall mean, with respect to each day or any portion thereof (an “Accrual Day”), the SOFR appearing as the rate for the day that is one (1) U.S. Government Securities Business Day prior to (i) if such Accrual Day is a U.S. Government Securities Business Day, such Accrual Day or (ii) if such Accrual Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Accrual Day. If the rate for any such U.S. Government Securities Business Day has not been published by the applicable administrator within two (2) U.S. Government Securities Business Days following such day (and a Benchmark Replacement Rate has not been determined by Administrative Agent as provided herein), then the SOFR for such day will be the last appearing SOFR published prior to such day.

“Default” shall mean any event that, with the giving of notice or the passage of time or both, could become an Event of Default.

“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to fund all or any portion of the Applicable Percentage of the Uncommitted Amount or any other amount required to be paid hereunder within three (3) Business Days of the date such Applicable Percentage was required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Insolvency Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above will be made by Administrative Agent in its reasonable discretion acting in good faith. Administrative Agent will promptly send to all Lenders a copy of any notice to Borrower provided for in this definition.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Delaware Trustee” shall mean U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely in its capacity as Delaware trustee under the Trust Agreement.

“Designated Title Holder” shall mean (w) “Wilmington Savings Fund Society, FSB as Custodian for [insert name of Borrower or Eligible Asset Owner, as applicable]”, (x) “Wilmington Savings Fund Society, FSB, Cust. for FCR TL Holdings”, (y) “WSFS Cust for Tower” (or such portion of the foregoing clause (w), (x) or clause (y) as may fit in the space provided by the related municipality) or (z) such other designation of a holder of title to the Tax Liens as is reasonably acceptable to Administrative Agent and Borrower (which in the case of the States of Massachusetts, Ohio and Georgia, shall be such other designation as is recommended by local counsel).

“Distribution Account” shall have the meaning given to such term in the Controlled Account and Custodial (Trust Certificates) Agreement.

“Disqualified Tax Lien” shall mean any Tax Lien that:

(a) relates to a REO Property;

(b) is unrecoverable or unenforceable as reasonably determined by Administrative Agent or Servicer;

(c) encumbers a Property that is identified to be an environmental site or risk as determined by Administrative Agent or Servicer in good faith;

(d) does not satisfy the representations and warranties set forth in Exhibit A attached hereto (subject to any exceptions to such representations and warranties which are disclosed in an Exceptions Report and approved by Administrative Agent in its sole discretion); provided, that no Tax Lien that has been approved by Administrative Agent in accordance with this clause (d) shall become a Disqualified Tax Lien solely as a result of the exceptions listed on the Exceptions Report with respect to such Tax Lien as of the date such Tax Lien is approved by Administrative Agent; or

(e) is a Grade X Tax Lien (unless approved by the Administrative Agent in its sole discretion).

“Dividing LLC” shall mean a Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division” shall mean the division of a Dividing LLC into two (2) or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Dodd-Frank Act” shall mean the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Pub. L. No. 111-203 and any successor statute.

“Dollars” or “$” shall mean the lawful money of the United States of America.

“Early Release Date” shall have the meaning assigned to such term in Section 4.08(b).

“Early Release Prepayment” shall have the meaning assigned to such term in Section 4.08(b).

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied or waived in accordance with Section 13.04.

“Electronic Record” shall have the meaning assigned to such term in Section 13.09.

“Electronic Signatures” shall have the meaning assigned to such term in Section 13.09.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

“Eligibility Criteria” shall mean those eligibility criteria set forth on Exhibit B attached hereto.

“Eligible Asset” shall mean any Tax Lien that conforms to the Eligibility Criteria (subject to any exceptions to such criteria which are approved by Administrative Agent in its sole discretion) and is not a Disqualified Tax Lien.

“Eligible Asset File” shall have the meaning given to such term in the Custodial Agreement.

“Eligible Asset File Receipt” shall have the meaning given to such term in the Custodial Agreement.

“Eligible Asset Class” shall mean each of the following classes of Eligible Assets: (1) Resi Core Assets, (2) Resi Expanded Assets, (3) Resi Exception Asset, (4) Non-Resi Core Assets, (5) Non-Resi Expanded Assets, and (6) Non-Resi Exception Assets.

“Eligible Asset Owner” shall mean the Initial Pass-Through Trust, any other Pass‑Through Trust created in accordance with this Agreement after the date hereof, the Initial LLC Eligible Asset Owners and any other LLC Eligible Asset Owner created in accordance with this Agreement after the date hereof.

“Equalization Ratio” shall mean the ratio or ratios provided by the municipalities for the purpose of determining property values in connection with the purchase of Eligible Assets. The Equalization Ratio shall be determined by the municipality and calculated by the Servicer; in the event an Equalization Ratio is not provided with respect to any Property, the Equalization Ratio for such Property shall be 100%.

“Equalized Value” shall mean with respect to any Property, either (i) the equalized value for such Property as provided by the applicable municipality, or (ii) in the event that the value set forth in the preceding clause (i) is not provided by the applicable municipality, “Equalized Value” shall mean an amount equal to the product of (i) the value of such Property as assessed by the applicable taxing authority (or such other value or methodology used by the applicable jurisdiction to value Properties) and (ii) the Equalization Ratio, in any case, as of the date such Eligible Asset was acquired by an Eligible Asset Owner.

“Equity Interests” shall mean, with respect to any Person, (a) any share or ownership interest in Capital Stock (including any participation interest or divided ownership or profit sharing interest however denominated) in such Person, whether voting or nonvoting, and whether or not such share, warrant, option right or other interest is authorized or otherwise existing as of any date of determination, (b) any warrant, option or other right for the purchase or acquisition from such Person of any share or interest described in (a) above, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership interest in such Person (including partnership, member or trust interests therein).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which another entity is a member or (ii) described in Section 414(m) or (o) of the Code of which another entity is a member, except that this clause (ii) shall apply solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code.

“ERISA Plan” shall have the meaning assigned to such term in Section 6.16(a).

“Escrow Account” shall mean that certain account to be established and maintained at the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agent” shall mean U.S. Bank Trust National Association, or any successor thereto.

“Escrow Agreement” shall mean that certain Escrow and Security Agreement, dated as of the date hereof, by and between Borrower, Administrative Agent and Escrow Agent, as the same may be amended, modified or supplemented from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.

“Exceptions Report” shall mean a list, in form and substance reasonably acceptable to Administrative Agent, of all exceptions to the representations and warranties set forth in Exhibit A to this Agreement and any other Eligibility Criteria.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Recipient, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Applicable Percentage of the Uncommitted Amount pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Applicable Percentage of the Uncommitted Amount or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.03(e)(iv) and (d) any withholding Taxes imposed under FATCA.

“Facility Funds” shall have the meaning assigned to such term in Section 7.10(a)(11).

“Facility Termination Date” shall mean the date upon which the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full in cash.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Financed Tax Liens” shall mean, as of any date of determination, any Tax Lien owned by an Eligible Asset Owner against which an Advance has been requested and is pending or has been made and remains outstanding as of such date.

“Foreign Lender” shall have the meaning assigned to such term in Section 3.03(e)(ii).

“Foreign Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA that (i) neither is subject to ERISA nor is a governmental plan within the meaning of Section 3(32) of ERISA and that is maintained, or contributed to, by a Loan Party or any of its ERISA Affiliates and (ii) is mandated by a government other than the United States (other than a state within the United States or an instrumentality thereof) for employees of a Loan Party or any of its ERISA Affiliates.

“Fortress” shall mean Fortress Investment Group LLC.

“Fortress REIT” shall mean, individually and collectively, as the context may require, Fortress Credit Realty Income Trust, a Maryland statutory trust.

“Fortress Funds” shall mean, individually and collectively, as the context may require, the Limited Guarantor, DBSO Fund LTD, DBSO TRG Fund (A) L.P., and any other funds, managed accounts or other Persons managed directly or indirectly by Fortress, or any combination of the foregoing.

“Funding Date” shall mean the date on which an Advance is made hereunder.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governing Document” shall mean, as applicable, each limited liability company agreement, operating agreement, trust agreement, articles of incorporation, certificate of formation, by-laws and/or any other document governing the formation, operation and existence of any Person.

“Government List” shall mean (a) any list maintained by OFAC, (b) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Administrative Agent notified Borrower in writing is now included in “Government Lists”, or (c) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority with jurisdiction over the Loan Parties or pursuant to any Executive Order of the President of the United States of America that Administrative Agent notified Borrower in writing is now included in “Government Lists”.

“Governmental Authority” shall mean with respect to any Person, the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Grade X Tax Lien” shall mean a Tax Lien that is determined to be “Grade X”, as determined by the Servicer.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Improper Remittance” shall have the meaning assigned to such term in Section 7.10(c).

“Income” shall mean with respect to any Eligible Asset for which a Funding Date shall have occurred, the sum of (x) all Redemption Payments actually received from time to time in connection therewith and (y) all net sale proceeds received by Borrower or any Affiliate of Borrower in connection with an individual or bulk sale of such Eligible Asset. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Income shall exclude any and all amounts Advanced by Lenders in respect of the Collateral Value for any Eligible Asset or any funds transferred by Lenders to reimburse Borrower for a portion of the acquisition cost of Eligible Assets.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) obligations of such Person under repurchase agreements or like arrangements; (f) Capital Lease Obligations of such Person; (g) obligations of such Person under repurchase agreements or like arrangements; (h) indebtedness of others Guaranteed by such Person; (i) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (j) indebtedness of general partnerships of which such Person is a general partner (unless such Indebtedness is expressly made non-recourse to such Person); and (k) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

“Indemnified Party” shall have the meaning assigned to such term in Section 13.03(a).

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes and Other Taxes.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Global Securitization Services, LLC, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or another nationally-recognized company reasonably approved by the Administrative Agent, in each case, that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its equityholders or Affiliates (other than as an Independent Director of Borrower or an Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of the Persons described in clause (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies clause (i) above by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director of Borrower, provided that the fees that such individual earns from serving as an Independent Director of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.

“Initial Acquisition Cost” shall mean, with respect to any Tax Lien (excluding Subsequents) with respect to which Administrative Agent has or will make an Advance hereunder, the amount actually paid by or on behalf of an Eligible Asset Owner to acquire such Tax Lien. For avoidance of doubt, the Initial Acquisition Cost shall exclude, in all cases, premium paid by Borrower with respect to liens not purchased from a municipality.

“Initial Eligible Asset Owners” shall mean, collectively, the Initial Pass-Through Trust and the Initial LLC Eligible Asset Owners.

“Initial LLC Eligible Asset Owners” shall mean, collectively, the series of limited liability company interests and now existing and listed on Exhibit C.

“Initial Pass-Through Trust” shall mean, FCR TL Trust, a Delaware statutory trust.

“Insolvency Event” shall mean with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs; or, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission by such Person in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Opinion” shall mean a non-consolidation opinion letter delivered on the Effective Date pursuant to Section 5.01.

“Interest” shall mean, with respect to any particular period of time, scheduled payments of interest due hereunder.

“Interest Reserve Account” shall have the meaning given to the term “Interest Reserve Account” in the Controlled Account and Custodial (Trust Certificates) Agreement.

“Interest Reserve Amount” shall mean, as of each Payment Date and each Funding Date, an amount equal to the product of (x) six (6), (y) the Interest due and payable based on the Benchmark as of the last Business Day of the preceding calendar month, or as of any other Business Day mutually agreed upon by both Lender and Borrower, plus the Applicable Margin and (z) the Outstanding Principal Balance.

“Investment” shall have the meaning assigned to such term in Section 7.13.

“Investment Company Act” shall mean the Investment Company Act of 1940.

“Lender” shall have the meaning assigned thereto in the introductory paragraph of this Agreement.

“Lien” shall mean any deed of trust, mortgage, lien, pledge, charge, security interest or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Lien-To-Value Ratio” shall mean, for each Eligible Asset, a fraction, expressed as a percentage, the numerator of which equals the Redemption Value (excluding refundable premium held by the respective municipalities on behalf of the Eligible Asset Owner) and the denominator of which equals Property Value.

“Limited Guarantor” shall mean the Fortress REIT.

“Limited Guarantor Financial Covenant” shall mean that Limited Guarantor shall not, (A) so long as its NAV is less than One Billion Dollars and 00/100 ($1,000,000,000.00), permit its Tangible Net Worth at any time to be less than the product of (x) 75.0% multiplied by (y) the positive difference between (I) the aggregate net cash proceeds of Guarantor’s life-to-date equity subscriptions minus (II) the aggregate amount of Guarantor’s life-to-date equity redemptions, in each case, as of the applicable date of determination, however following January 1, 2025 in no case if NAV is less than $1,000,000,000.00 shall Tangible Net Worth be less than $100,000,000; or (B) so long as its NAV is equal to or greater than One Billion Dollars and 00/100 ($1,000,000,000.00), permit its NAV to be less than One Billion Dollars and 00/100 ($1,000,000,000.00).

“Limited Guaranty” shall mean that certain Limited Guaranty and Recourse Agreement dated as of the date hereof by Limited Guarantor in favor of Administrative Agent, for the benefit of the Secured Parties or any Replacement Limited Guaranty, as the same may be amended, modified and supplemented from time to time.

“LLC Eligible Asset Owner” shall mean the Initial LLC Eligible Asset Owners and any other Delaware limited liability company, together with the respective series of interests now existing or hereafter created by such companies pursuant to the organizational documents of such companies and pursuant to Section 18-215 of the Delaware Limited Liability Company Act, the Subsidiary Membership Interests in

which are owned by a Pass‑Through Trust which has pledged such Subsidiary Membership Interests to Administrative Agent pursuant to the Security Agreement.

“Loan” shall have the meaning assigned to such term in Section 2.01(a).

“Loan Documents” shall mean collectively, this Agreement, the Note, the Limited Guaranty, the Custodial Agreement, the Controlled Account and Custodial (Trust Certificates) Agreement, the Security Agreement, the Pledge Agreement, each Servicer Notice and Agreement and each other agreement entered into by a Relevant Party, on the one hand, and Administrative Agent or Lender, on the other, in connection with this Agreement.

“Loan Parties” shall mean, collectively, Borrower, Pledgor and each Eligible Asset Owner.

“Lockbox Account” shall have the meaning given to such term in the Custodial Agreement.

“Manager” shall mean FCR Advisors LLC, a Delaware limited liability company.

“Margin Stock” shall have the meaning assigned to such term in Section 6.07.

“Market Value” shall mean, with respect to any Tax Lien, as of the Funding Date for such Tax Lien, the market value for such Tax Lien, as determined by Administrative Agent in its sole discretion exercised in good faith.

“Material Adverse Effect” shall mean, a material adverse effect on (i) the business, operations or financial condition of the Loan Parties, taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (iii) the perfection or priority of any Lien created under any Loan Document or the rights and remedies of Administrative Agent and the Lenders under the Loan Documents, taken as a whole, or (iv) the value of the Collateral or the Properties, in each case, taken as a whole.

“Maturity Date” shall mean (i) October 15, 2028 or (ii) such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law or the Advances hereunder have become due and payable hereunder in accordance with Section 9.

“Maximum Loan Amount” shall mean $400,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc., its successors and assigns.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 414(f) of the Code or Section 3(37) of ERISA to which contributions are required to be made by any Loan Party or any of its ERISA Affiliates or to which any such entity has any liability.

“NAV” means, with respect to any Person, (i) the value of the assets such Person, computed in a manner consistent with the methodology and practices used by such Person as of the date hereof, minus (ii) such Person’s total liabilities, including obligations on commissions and fees, liabilities under all outstanding swap agreements and other off-balance sheet transactions and all accrued and unpaid liabilities, in each case, determined in good faith, in accordance with GAAP and with valuations otherwise based on current market information and established procedures.

“Non-Consenting Lender” shall have the meaning set forth in Section 2.12.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Resi Core Asset” shall mean any Eligible Asset that relates to a Property that is not a residential Property and (i) has a minimum Lien-To-Value Ratio of 0% and a maximum Lien-To-Value Ratio of 5%, (ii) has a maximum Age of sixty (60) months, and (iii) has a minimum Property Value of the related Property of no less than $150,000.

“Non-Resi Exception Asset” shall mean any Eligible Asset that relates to a Property that is not a residential Property and is not a Non-Resi Core Asset or a Non-Resi Expanded Asset.

“Non-Resi Expanded Asset” shall mean any Eligible Asset that relates to a Property that is not a residential Property and (i) has a minimum Lien-To-Value Ratio of 5% and a maximum Lien-To-Value Ratio of 15%, (ii) has a maximum Age of sixty (60) months, and (iii) has a minimum Property Value of the related Property of no less than $150,000.

“Note” shall mean, collectively, one or more promissory notes executed by Borrower on the date hereof in an aggregate amount not to exceed the Maximum Loan Amount.

“Notice of Borrowing and Pledge” shall mean the notice of borrowing and pledge substantially in the form of Exhibit F hereto, specifying the Financed Tax Liens to be included in the calculation of the Borrowing Base, including any Financed Tax Liens to be financed by such Advance (after giving effect thereto).

“Obligations” shall mean all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Loan Parties to the Secured Parties arising under this Agreement or any other Loan Document, including the repayment of the Outstanding Principal Amount and the payment of interest, fees and all other amounts due or to become due from any Loan Party under this Agreement and the other Loan Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), including such interest, fees and other amounts that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Loan Party (in each case whether or not allowed as a claim in such proceeding).

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall have the meaning assigned to such term in Section 3.03(b).

“Outstanding Principal Amount” shall mean, as of any date of determination, the aggregate outstanding principal amount of the Advances.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Participant” shall have the meaning assigned to such term in Section 13.05(d).

“Participant Register” shall have the meaning specified in Section 13.05(d).

“Pass‑Through Trusts” shall mean the Initial Pass-Through Trust and any other trust that Borrower and Administrative Agent mutually agree to designate as a Pass‑Through Trust after the date hereof.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001.

“Patriot Act Offense” shall have the meaning assigned to such term in Section 6.20(a).

“Payment Date” shall mean, with respect to a Settlement Period, the fourteenth (14th) day of the calendar month immediately following such Settlement Period, (or, if such date is not a Business Day, the next succeeding Business Day) commencing with December 14, 2024; provided, that the final Payment Date shall occur on the Maturity Date.

“Permitted Investments” shall mean any one or more of the following: (i) direct obligations of the United States of America, or any agency thereof, or obligations fully guaranteed as to payment of principal and interest by the United States of America, or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America, and provided, however, that any such investment must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (b) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) such investments must not be subjected to liquidation prior to their maturity, and (E) no such investment may mature more than 90 days from the date of acquisition thereof; and (ii) deposit accounts with or certificates of deposit which are (a) fully FDIC-insured, issued by any bank or trust company organized under the laws of the United States of America or any state thereof and short term unsecured certificates of deposits and time deposits which are rated A‑1 or better by S&P’s Corporation or P‑1 or better by Moody’s, in each case maturing not more than ninety (90) days from the date of acquisition thereof, and (b) in the case of certificates of deposit, negotiable and have a ready secondary market in which such investment can be disposed of. The Administrative Agent, and the Borrower, each in its sole discretion, may mutually agree upon additions to the types of investments that are Permitted Investments without the consent of any of the Loan Parties or any other party to this Agreement. Each of the Permitted Investments may be purchased by the Administrative Agent or through an Affiliate of the Administrative Agent, upon the written instruction of the Borrower as provided herein, or as otherwise provided pursuant to Section 7.13.

“Permitted Liens” shall mean, collectively, (a) Liens pursuant to any Loan Document, (b) Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or, with respect to any ERISA Plan, the Code, (e) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, (f)

judgment Liens in respect of judgments that do not constitute an Event of Default under clause (e) of Section 8 of this Agreement, (g) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry, and (h) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of Borrower and its Subsidiaries or (ii) secure any Indebtedness.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA that is established, maintained or contributed to by any Loan Party or any of its ERISA Affiliates (or as to which such entity has any liability) and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Plan Termination Event” shall mean (i) any event described in Section 4043 of ERISA with respect to any Plan; (ii) the withdrawal of any Loan Party or any of its ERISA Affiliates from a Plan during a plan year in which such Loan Party or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any Loan Party or any of its ERISA Affiliates under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution of proceedings by the PBGC to terminate a Plan or by any similar foreign governmental authority to terminate a Foreign Plan; (v) any event or condition which could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the institution of proceedings by a foreign governmental authority to appoint a trustee to administer any Foreign Plan; or (vii) the partial or complete withdrawal of any Loan Party or any of its ERISA Affiliates from a Multiemployer Plan or Foreign Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Pledge Agreement” shall mean that certain Pledge, Security and Limited Guaranty Agreement, dated as of the date hereof, made by Pledgor and Borrower in favor of Administrative Agent.

“Pledged Equity” shall mean all Equity Interests of Borrower and each Pass-Through Trust, together with all trust certificates, stock certificates, options or rights of any nature whatsoever which may be issued or granted by Borrower or each Pass-Through Trust.

“Pledgor” shall mean FCR TL Investors LLC, a Delaware limited liability company.

“Post-Default Rate” shall mean, in respect of any principal and/or interest with respect to any Advance or any Obligations not paid when due (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum equal to 3.00%.

“Prior Financing Obligations” shall have the meaning assigned to such term in Section 6.27(a).

“Power of Attorney” shall mean a power of attorney in the form of Exhibit G hereto.

“Property” shall mean, with respect to any Eligible Asset, the underlying real property and improvements located thereon encumbered by such Eligible Asset.

“Property Owner” shall mean, with respect to any Eligible Asset, the owner of the related Property.

“Property Type Sublimit” shall mean a sublimit for any Tax Liens that encumber unimproved land and vacant commercial Property, as determined in good faith by Administrative Agent, Borrower or Servicer, not to exceed 5.0%.

“Property Value” shall mean with respect to an Eligible Asset and the related Property, an amount equal to the lesser of (a) the value of such Property provided by the Servicer, or (b) the Equalized Value, or such other value as may be mutually agreed to by Administrative Agent and Borrower.

“Recipient” shall mean Administrative Agent and any Lender.

“Redemption Payment” shall mean, with respect to any Eligible Asset, a payment by or on behalf of the owner of the related Property of all amounts payable in order to satisfy the related Tax Lien in full and/or any partial payment made on account of such Tax Lien (including, without limitation, the principal balance, accrued interest and any costs and/or expenses, in each case as permitted by applicable law).

“Redemption Value” shall mean, with respect to any Eligible Asset, the aggregate recoverable (i) principal balance, (ii) accrued interest (iii) penalties, premiums and fees as permitted by applicable law, payable by the related Property Owner to the holder of such Eligible Asset in order to satisfy the related Tax Lien in full.

“Register” shall have the meaning assigned to such term in Section 13.05(c).

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” shall mean (a) the Federal Reserve Board or the Federal Reserve Bank of New York or (b) a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Parties” shall mean Borrower, Pledgor, Limited Guarantor, and each Eligible Asset Owner.

“REO Property” shall mean a Property as to which legal title has been acquired after by or on behalf of Borrower or an Eligible Asset Owner through foreclosure on the related Tax Lien or otherwise.

“Reporting Date” shall mean the eighth (8th) calendar day of each month (and if such day is not a Business Day the next succeeding Business Day), commencing with the first full month after the Effective Date.

“Representatives” shall have the meaning assigned to such term in Section 13.15.

“Required Lenders” shall mean, at any time, Lenders having aggregate Applicable Percentages in excess of 50% (excluding the Applicable Percentages of any Defaulting Lender).

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, all governmental licenses and authorizations and any law, treaty, rule or regulation or interpretation thereof or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resi Core Asset” shall mean any Eligible Asset that relates to a residential Property and (i) has a minimum Lien-To-Value Ratio of 0% and a maximum Lien-To-Value Ratio of 10%, (ii) has a maximum Age of sixty (60) months, and (iii) has a minimum Property Value of the related Property of no less than $75,000.

“Resi Exception Asset” shall mean any Eligible Asset that relates to a residential Property and is not a Resi Core Asset or a Resi Expanded Asset.

“Resi Expanded Asset” shall mean any Eligible Asset that relates to a residential Property and has (i) a minimum Lien-To-Value Ratio of 10% and a maximum Lien-To-Value Ratio of 30%, (ii) a maximum Age of sixty (60) months, and (iii) has a minimum Property Value of the related Property of no less than $75,000.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 12.06(b).

“Responsible Officer” shall mean, as to any Person, the managing partner, chief executive officer, president, senior vice president or vice president or, with respect to financial matters, the chief financial officer or treasurer (or other officer with comparable responsibilities) of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certified resolution.

“S&P” shall mean Standard and Poor’s Ratings Group, its successors and assigns.

“Sanctions” means all economic sanctions administered or enforced by OFAC, the U.S. Department of State or any other Governmental Authority, including, Executive Order 13224 issued on September 24, 2001, to which any Loan Party is subject.

“Secured Parties” shall mean collectively or individually, as the context may require, each of Lenders, Agent and each Indemnified Party and each of their successors in interest.

“Security Agreement” shall mean the Security Agreement, dated as of the date hereof, made by the Initial Eligible Asset Owners, and supplemented by the joinder of any Eligible Asset Owner created after the date hereof, in favor of Administrative Agent, as the same may be amended, modified or supplemented from time to time.

“Servicer” shall mean an Approved Servicer under an Approved Servicing Agreement.

“Servicer Event of Default” shall mean the occurrence and continuance of any of the following:

(i) the occurrence of an Event of Default, as such term is defined in the related Servicing Agreement, with respect to Servicer;

(ii) Servicer fails to perform any of its material obligations under the applicable Servicer Notice and Agreement;

(iii) Servicer’s suspension or loss of any federal or state license that materially affects such Servicer’s ability to service the Eligible Assets; or

(iv) Servicer has been terminated for cause pursuant to the terms of another servicing agreement with Administrative Agent or its Affiliates, and Administrative Agent or Administrative Agent’s Affiliate has provided Borrower with not less than five (5) Business Days’ notice of such termination under such servicing agreement.

“Servicing Agreements” shall have the meaning assigned to such term in Section 11.02.

“Servicer Notice and Agreement” shall mean a Servicer Notice and Agreement entered into and delivered to Administrative Agent by each Approved Servicer, in form and substance acceptable to Administrative Agent, as the same may be amended, modified and supplemented by the joinder of any other Eligible Asset Owners or supplemented from time to time.

“Servicing Information” shall mean any Eligible Asset information prepared and provided by an Approved Servicer and delivered hereunder.

“Servicing Records” shall have the meaning assigned to such term in Section 11.02.

“Servicing Rights” shall mean Borrower’s right, title and interest in and to any and all of the following: (a) any and all rights to service the Financed Tax Liens; (b) any payments to or monies received by Borrower for servicing the Financed Tax Liens; (c) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Borrower thereunder; (d) the right, if any, to appoint a special servicer or liquidator of the Financed Tax Liens; and (e) all accounts and other rights to payment related to the servicing of the Financed Tax Liens.

“Settlement Period” shall mean, (a) as to the initial Payment Date, the period beginning on, and including, the Effective Date and ending on, and including, the last day of the most recently ended calendar month prior to such Payment Date and (b) as to any subsequent Payment Date, the period beginning on, and including, the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month prior to such Payment Date; provided, that the final Settlement Period shall begin on, and include, the first day of the most recently ended calendar month prior to the calendar month during which the Maturity Date occurs and shall end on the Maturity Date.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website.

“Solvent” shall mean with respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person and its consolidated Subsidiaries is greater than the amount of such Person’s and its consolidated Subsidiaries’ liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair saleable value of the assets and property of such Person and its consolidated Subsidiaries in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person and its consolidated Subsidiaries on its debts as they become absolute and matured, (c) such Person and its consolidated Subsidiaries is able to realize upon its assets and property and pay its and their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person and its consolidated Subsidiaries do not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s and its consolidated Subsidiaries’ ability to pay as such debts and liabilities mature, and (e) such Person and its consolidated Subsidiaries are not engaged in a business or a transaction, and are not about to engage in a business or a transaction, for which such Person’s and its consolidated Subsidiaries’ assets and property would constitute unreasonably small capital.

“Sourcing and Management Agreement” shall mean that certain Sourcing and Management Agreement, dated as of August 26, 2024, among Borrower, Tower Capital Management, the Initial Eligible Asset Owners, John Garzone, James Purcell and Kurt Shadle.

“Special Purpose Entity” shall mean a limited liability company or statutory trust, as applicable, that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received consent to do otherwise from Administrative Agent, and, if so requested by Administrative Agent, an Additional Insolvency Opinion, in each case:

(a) the business and affairs of which have been and will be managed by or under the direction of its respective Board of Managers (as defined in its respective limited liability company agreement) or under the direction of its respective Administrators (as defined in its respective trust agreement), as applicable;

(b) has held and shall hold regular duly noticed meetings of the Board of Managers, to the extent required by law, and make and retain minutes of such meetings and shall observe all other limited liability company, organizational and legal formalities and has not and will not amend its organizational documents in any manner that would cause it not to be able to qualify as a Special Purpose Entity;

(c) has observed and shall observe all of its trust, organizational, and legal formalities;

(d) has not and will not commingle its funds with those of any other Person (except any incidental commingling in the case of any misdirected payment, in which case such commingled funds have been and shall be identified and separated as soon as practicable after the receipt of such payment);

(e) will maintain bank accounts separate from those of any other Person, and each of Borrower, each LLC Eligible Asset Owner and Pledgor will maintain limited liability company records, and books of accounts separate from those of any other Person;

(f) will maintain trust records and books of accounts separate from those of any other Person;

(g) will pay from its own funds and assets all obligations, indebtedness, liabilities, and operating expenses incurred by it, including the salaries of its own employees, if any;

(h) will not make loans, advances, or otherwise extend credit;

(i) has not engaged and shall not engage in any business or activity (other than Borrower’s ownership in Pass‑Through Trusts, acquiring and disposing of, and causing any Eligible Asset Owner to acquire and dispose of, Eligible Assets and Tax Liens) as contemplated by its organizational documents or this Agreement, including entering into and performing any related hedging activities with respect to any or all of the Eligible Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures or forward contracts (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in foreign currency or interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies;

(j) with respect to each LLC Eligible Asset Owner, has not engaged and shall not engage in any business or activity other than its acquisition, ownership, management, servicing and/or disposition of Eligible Assets and Tax Liens, including entering into Approved Servicing Agreements, and activities incidental thereto, and payment and performance of its obligations under its organizational documents or the Loan Documents;

(k) with respect to each Pass‑Through Trust, has not engaged and shall not engage in any business or activity other than its acquisition, ownership, management, servicing and/or disposition of Eligible Assets and/or Tax Liens or as contemplated by its organizational documents or the Loan Documents;

(l) with respect to Pledgor, has not engaged and shall not engage in any business or activity other than as contemplated by its organizational documents or the Loan Documents;

(m) shall not enter into transactions or dealings with any other Person unless (i) such transactions are on an arms-length basis and on commercially reasonable terms and on terms substantially similar to those that would be obtained in a comparable arms-length transaction with an unrelated third party and (ii) such transactions are permitted by this Agreement and the other Loan Documents;

(n) shall at all times hold itself out to the public under its own name as a legal entity separate and distinct from any other Person and shall correct any known misunderstanding regarding its own separate and distinct identity;

(o) shall maintain its assets and transactions separately from those of any other Person and reflect such assets and transactions in financial statements separate and distinct from those of any other Person, unless for financial statement reporting purposes such assets and transactions are required under generally accepted accounting principles to be consolidated with the assets and transactions of any other Person, in which case such consolidated financial statements shall contain detailed notes clearly stating that (i) its assets are owned by itself; and (ii) it is a separate legal entity and its separate assets and liabilities are neither available to pay the debts of the consolidated entity or of any other member of such consolidated entity nor constitute obligations of the consolidated entity or of any other member of such consolidated entity;

(p) shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for any obligations of any other Person (other than in the case of Borrower or any Eligible Asset Owner, any liability to a Servicer under a Servicing Agreement or to a custodian under a custodial agreement, which in each case may be joint and several with similar liability of Borrower and/or any other Eligible Asset Owner;

(q) shall not maintain any joint account with any other Person or guarantee, acquire, or become liable as a guarantor or otherwise with respect to any debt, obligations or securities of their respective members or Affiliates or any other Person;

(r) (1) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, and (2) has conducted and shall conduct its business from a location separate from that of any other Person (but which may be located in the same facility as one or more of any other Person).

(s) shall have stationery, invoices, other business forms, and checks, as needed to conduct their respective activities, and a mailing address bearing its own name and separate from that of any other Person;

(t) shall not pledge its assets for the benefit of any other Person (other than Administrative Agent);

(u) has not made and shall not make any payment or distribution of assets with respect to any obligation of any other Person or grant a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement on any of its assets to secure any obligations of any other Person;

(v) has not identified and shall not identify itself as a division of any Person and has held and shall hold itself as separate from any Person;

(w) shall maintain adequate capital in light of its contemplated business operations;

(x) has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) obligations of the Pass‑Through Trusts to the trustees under the related trust agreements, and to custodians under related custodial agreements for compensation, expenses and indemnities, and (ii) unsecured trade payables, which, other than with respect to accounting, tax return preparation, legal costs, expenses incurred in connection with evaluating and/or acquiring any assets, and any amounts payable under any Approved Servicing Agreement or to third parties pursuant to arrangements for the marketing and disposition of Eligible Assets shall not in the aggregate exceed $2,000,000 at any one time outstanding, incurred in the ordinary course of its activities permitted by its limited liability company agreement; provided, however, that any such trade payables shall be paid within sixty (60) days of the date incurred;

(y) shall have at least one (1) Independent Director;

(z) shall maintain a sufficient number of employees, if any, in light of its contemplated business operations; and

(aa) shall not take any of the following actions without the affirmative vote of at least one Independent Director: (i) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity other than in the ordinary course of engaging in its limited activities; or (ii) institute or participate in proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization, liquidation or relief under any applicable federal or state law relating to bankruptcy, insolvency, reorganization, Division or dissolution, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Subsequent Eligible Assets” shall mean Eligible Assets that encumber the same Property as was encumbered by Eligible Assets that were previously financed by Administrative Agent pursuant to an Advance during the Availability Period.

“Subsequents” shall mean Tax Liens that encumber the same Property as was encumbered by a Tax Lien that was previously funded by an Advance.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity

(irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Membership Interest” shall mean 100% of the equity and voting interests in an LLC Eligible Asset Owner.

“Tangible Net Worth” shall mean, with respect to any Person and any date, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP minus intangible assets included in the foregoing.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Lien” shall mean any tax lien, tax lien certificate, tax execution or other evidence of lien resulting from delinquent real property taxes and/or water and/or sewer charges collectible by city, county or municipal governments and encumbering commercial, industrial or residential real property.

“Tax Lien Interest Rate” shall mean, with respect to any Eligible Asset, the assumed annualized yield on such Eligible Asset, including the amount of any interest, premium, fees and penalties with respect thereto, as set forth in the related Underwriting Package.

“Tower Capital Management” shall mean Tower Capital Management, LLC, a Delaware limited liability company.

“Treasury Regulations” shall mean all final, proposed and temporary Treasury Department regulations under Title 26 of the Code of Federal Regulations (and any applicable corresponding provisions of state law). Section references shall be deemed to refer to the corresponding section of any amendment, modification or restatement to such regulations.

“Trust Agreement” shall mean that certain Master Grantor Trust Agreement for the FCR TL Holdings Master Trust, dated as of September 5, 2024, among the Borrower, as Depositor, the Certificate Trustee and the Delaware Trustee, as amended, modified or supplemented from time to time.

“Trust Certificates” shall mean trust certificates evidencing the entire undivided legal and beneficial interest in Pass‑Through Trusts that own Eligible Assets and may own one or more LLC Eligible Asset Owners. The initial Trust Certificates are the trust certificates evidencing ownership of the Initial Pass-Through Trust.

“Trustee” shall mean the Certificate Trustee and the Delaware Trustee.

“Uncommitted Amount” shall mean, with respect to each Lender, the amount as set forth with respect to such Lender on Schedule 1.

“Underwriting Package” shall mean with respect to any Eligible Asset, a computer readable file delivered prior to the Funding Date for such Eligible Asset, containing, with respect to the related Eligible Asset, the information set forth on Schedule A to Exhibit F and Exhibit L (including, without limitation, with respect to such Eligible Asset, its assigned internal credit grade and, with respect to the Eligible Assets as a portfolio (grouped by applicable credit grade and state combinations).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect on the Effective Date in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday and (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 3.03(e)(ii)(c).

“Written Communication” shall have the meaning assigned to such term in Section 13.09.

1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Administrative Agent hereunder shall be prepared, in accordance with GAAP.

1.03 Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Whenever this Agreement states that the Administrative Agent shall make any determination “in consultation with Borrower” or similar words, such determination shall be at Administrative Agent’s reasonable discretion and Administrative Agent shall not be required to obtain Borrower’s consent to or approval of such determination.

1.04 Succeeding Business Day. Except as otherwise expressly set forth herein with respect (including in respect of any payment obligations), when performance of any covenant, duty or obligation in respect of any deliverable is required on a day which is not a Business Day, the date on which such performance is required shall be extended to the immediately succeeding Business Day.

1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 2. Advances, Note and Prepayments.

2.01 Advances.

(a) Subject to fulfillment of the conditions precedent set forth in Section 5.02 hereof, each Lender, severally and not jointly with any other Lender, in accordance with its Applicable Percentage, may (subject to the immediately succeeding proviso), with respect to the Uncommitted Amount, from time to time, but not more frequently than one (1) time in any calendar week, unless otherwise agreed by Administrative Agent, on the terms and conditions of this Agreement, make loans (individually, an “Advance,” collectively, the “Advances” or the “Loan”) to Borrower in Dollars, on any Business Day during the Availability Period (other than as set forth in Section 2.01(d)) in an aggregate principal amount at any one time outstanding up to but not exceeding, such Lender’s Applicable Percentage of the Uncommitted Amount; provided, that if the Required Lenders agree to make Advances in respect of a portion of the Uncommitted Amount, and the Administrative Agent approves, each Lender shall make such Advances in respect of such Lender’s Applicable Percentage of the Uncommitted Amount.

(b) Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow hereunder without penalty.

(c) Each Advance shall be made as part of a borrowing consisting of Advances made by Lenders ratably in accordance with their Applicable Percentages; provided that the failure of any Lender to make its Advance shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Advance required to be made by such other Lender and no Lender shall be obligated to made an Advance in respect of its Uncommitted Amount unless the Required Lenders have determined to make Advances in respect of a portion of the Uncommitted Amount).

(d) Upon the request of Borrower, at any time and from time to time, Administrative Agent may agree to make an Advance to Borrower for reimbursement of a portion of the acquisition cost of Subsequent Eligible Assets.

(e) Upon the request of Borrower, at any time from time to time, Administrative Agent may agree to transfer funds to the Escrow Account to be applied to the acquisition cost of Eligible Assets in accordance with the Escrow Agreement. For all purposes of this Agreement, the date on which Lenders fund the Escrow Account shall be a Funding Date.

2.02 Notes.

(a) The Loan shall be evidenced by the Note and shall in no event exceed the Maximum Loan Amount.

(b) The Funding Date and amount of each Advance, and each payment made on account of the principal thereof, shall be recorded by Administrative Agent in the Register.

2.03 Procedure for Borrowing.

(a) At any time and from time to time, Borrower may deliver to the Administrative Agent an executed Notice of Borrowing and Pledge no later than 4:00 p.m. two (2) Business Days prior to the proposed Funding Date to be set forth in such Notice of Borrowing and Pledge (the “Applicable Funding Date”), which Notice of Borrowing and Pledge shall specify the proposed Funding Date and requested Advance amount (which shall, in all events, be at least equal to $1,000,000 on each day that an Advance is made).

(b) The following items shall accompany the Notice of Borrowing and Pledge delivered in accordance with subsection (a) above, and in accordance with the timing requirements, set forth in below:

(i) (1) the Underwriting Package for each Eligible Asset to be financed on the Applicable Funding Date, (2) with respect to Eligible Assets with an Outstanding Principal Amount in excess of $100,000, deliver to Administrative Agent Borrower’s underwriting file, (3) specify in the Notice of Borrowing and Pledge which Eligible Asset Owner(s) will acquire the Eligible Assets that will be financed with the Advance, and (4) certify that, with respect to the proposed Eligible Assets, the representations and warranties set forth in Exhibit A are true and correct and the Eligibility Criteria are satisfied (or specify which of the representations and warranties set forth in Exhibit A, as applicable, Borrower will be unable to make (if any), and which of the Eligibility Criteria, if any, the proposed Eligible Assets do not satisfy),

(ii) a schedule of all Eligible Assets to be included in the Borrowing Base as of the Applicable Funding Date (including the Eligible Assets to be financed thereon), and

(iii) a calculation of the Borrowing Base as of the Applicable Funding Date (including the Eligible Assets to be financed thereon), as calculated by Administrative Agent.

Each item to be delivered to Administrative Agent pursuant to this Section 2.03(a) or Section 2.03(b) shall be delivered in accordance with the terms specified herein.

(c) Following receipt of an executed Notice of Borrowing and Pledge, Administrative Agent shall deliver a notice to Lenders confirming whether all conditions precedent set forth in Section 5.02 have been met, and if such conditions are so confirmed, each Lender shall make each Advance to be made by it hereunder on the requested Funding Date thereof by wire transfer of immediately available funds to Borrower’s Operating Account on or prior to 4:30 p.m. on such Funding Date.

(d) For sake of clarity, a Tax Lien that was previously a Disqualified Tax Lien may be included in a Notice of Borrowing and Pledge if such Tax Lien subsequently becomes an Eligible Asset.

(e) Notwithstanding anything to the contrary set forth in this Section 2.03, for purposes of the Advances funded on the Effective Date, the Administrative Agent shall have received, not less than one (1) Business Day prior to the Effective Date, from Borrower, an executed Notice of Borrowing and Pledge together with the other items noted in Section 2.03(b) above.

2.04 Applicable Index.

(a) Benchmark Replacement. If prior to any Payment Date, Administrative Agent determines in its sole and good faith discretion that a Benchmark Transition Event has occurred, then Administrative Agent may deliver a Benchmark Transition Notice to Borrower and each Lender, whereupon the Benchmark Replacement Rate selected by Administrative Agent will replace the then-current Benchmark effective as of the applicable Benchmark Replacement Date, together with any Benchmark Administration Changes identified in such Benchmark Transition Notice.

(b) Benchmark Administration. Administrative Agent will have the right, in its sole and good faith discretion using Administrative Agent’s Methodology, to make Benchmark Administration Changes from time to time with respect to the Benchmark (including any Benchmark Replacement Rate), upon written notice to Borrower and each Lender, and any such Benchmark Administration Changes will become effective without any further action or consent of Borrower or any other party to this Agreement or the other Loan Documents.

(c) In exercising its rights under this Section 2.04, including without limitation, with respect to any determination by Administrative Agent of (i) the Benchmark Replacement Rate or (ii) the occurrence of a Benchmark Transition Event, Administrative Agent shall treat Borrower in a manner that is substantially similar to the manner it treats other similarly situated borrowers or counterparties in financing facilities.

(d) Trustee Limitation of Liability Regarding Benchmark.

(i) None of the Trustee, the Control Bank or the Custodian (Trust Certificates) shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Benchmark or other index applicable to the Collateral, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any alternative reference rate or Benchmark replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing;

(ii) None of the Trustee, the Control Bank or the Custodian (Trust Certificates) shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Trust Agreement or the Loan Documents as a result of the unavailability of the Benchmark or other index which may be applicable to the Collateral and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of the Trust Agreement or the Loan Documents and reasonably required for the performance of such duties;

(iii) None of the Trustee, the Control Bank or the Custodian (Trust Certificates) shall be responsible or liable for the actions or omissions of the Pass Through Trusts or the Administrative Agent or any other Person, or any failure or delay in the performance of its duties or obligations, nor shall it be under any obligation to oversee or monitor its performance; and the Trustee, the Control Bank and the Custodian (Trust Certificates) shall be entitled to rely conclusively upon, any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the Administrative Agent without independent verification, investigation or inquiry of any kind by the Trustee, the Control Bank or the Custodian (Trust Certificates);

(iv) None of the Trustee, the Control Bank or the Custodian (Trust Certificates) shall be under any duty to succeed to, assume or otherwise perform any of the duties of the Administrative Agent, or to appoint a successor or replacement in the event of their resignation or removal, or to remove and replace the Administrative Agent in the event of a default, breach or failure of performance on the part of such Persons with respect to its duties and obligations under the terms of the Trust Agreement or the Loan Documents; and

None of the Trustee, the Control Bank or the Custodian (Trust Certificates) shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Collateral or other receivables or securities, including but not limited to the Reuters Screen (or any successor source), or for any rates compiled by the ICE Benchmark Administration or any successor thereto, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York's Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

2.05 Repayment of Advances; Interest.

(a) Borrower shall repay in full on the Maturity Date, the Outstanding Principal Amount plus accrued and unpaid interest and all other Obligations due under this Agreement and the other Loan Documents. Interest on the Advances and other amounts outstanding hereunder shall accrue at the Applicable Rate. Interest shall accrue on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Funding Date and ending on (but excluding) the date of determination, reduced by the amount of interest in respect of such period previously paid by Borrower to Administrative Agent, for the account of Lenders, with respect to such Advance or other amount. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.

(b) Interest on the Advances shall be payable in arrears monthly on the Payment Date in respect of the related Settlement Period and on the Maturity Date. No later than 3:00 p.m. on the Business Day prior to each Payment Date, Administrative Agent shall provide to Borrower a report which shall state the interest amount due on the Advances for the related Settlement Period, which report shall be conclusive absent manifest error.

2.06 Calculation of Borrowing Base; Mandatory Prepayment.

(a) Borrower shall deliver information necessary to calculate the Borrowing Base (i) at any time that a Responsible Officer of Borrower or Limited Guarantor is aware of any change in circumstances rendering the most recently delivered calculation of the Borrowing Base materially inaccurate, (ii) as required pursuant to Section 2.03(b) in connection with any Notice of Borrowing and Pledge, and (iii) as required by Section 7.01.

(b) Intentionally Omitted.

(c) In the event that at any time a Borrowing Base Deficiency is in existence and continuing, as determined by Administrative Agent in good faith, Administrative Agent shall notify Borrower and Borrower shall, in accordance with Section 2.06(d), prepay the Advances in part or in whole, such that after giving effect to such prepayment the Outstanding Principal Amount does not exceed the Borrowing Base.

(d) Notice required pursuant to Section 2.06(c) may be given by any means provided in Section 13.02 hereof, and the related mandatory prepayment shall be remitted to Administrative Agent no later than 5:00 p.m. on the third (3rd) Business Day following receipt of such notice.

2.07 Optional Prepayments. The Loan is prepayable without premium or penalty, in whole or in part at any time in accordance with the terms herein. Except with respect to prepayments made in accordance with Section 4.08(b), any amounts prepaid shall be applied on a pro rata basis with respect to each Financed Tax Lien to repay the aggregate Outstanding Principal Amount (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Agreement. If Borrower intends to prepay the Loan in whole or in part from any source, Borrower shall give prior written notice thereof to Administrative Agent by 12:00 p.m. two (2) Business Days prior to such repayment (or such later time as Administrative Agent may agree). If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

2.08 Requirements of Law.

(a) If any Requirement of Law (other than with respect to any amendment made to a Recipient’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by a Recipient with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

(i) shall subject any Recipient to any Tax of any kind whatsoever (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Advances or other extensions of credit by, or any other acquisition of funds by any office of any Lender which is not otherwise included in the determination of the Benchmark or a Benchmark Replacement Rate hereunder; or

(iii) shall impose on any Lender any other condition that would affect this Agreement or Advances made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce any amount receivable hereunder (whether of principal, interest or any other amount) in respect thereof, then, in any such case, Borrower shall on the next Payment Date occurring at least ten (10) Business Days after written notice thereof in accordance with clause (b) below pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable thereafter incurred; provided, that Borrower shall not be required to pay any such additional amounts unless such Recipient certifies that it is generally seeking similar compensation from similarly situated borrowers and not singling Borrower out for additional compensation.

(b) A certificate as to any additional amounts payable pursuant to this Section 2.08 submitted by a Recipient to Borrower shall be conclusive in the absence of manifest error.

2.09 Increased Capital.

(a) If either (i) the introduction of or any change in or in the interpretation by any Governmental Authority of any Requirement of Law or (ii) compliance by a Lender with (x) any directive or request from any central bank or other Governmental Authority (whether or not having the force of law) imposed after the Effective Date or (y) with the requirements of, whether such compliance is commenced prior to or after the Effective Date, any of (a) Basel III or (b) the Dodd-Frank Act, or any existing rules, regulations, guidance, interpretations or directives from the United States bank regulatory agencies relating to Basel III or the Dodd-Frank Act affects the amount of capital required to be maintained by a Lender or a Lender reasonably determines that the amount of such capital is increased by or based upon the existence of a Lender’s agreement to make or maintain Loans hereunder and other similar agreements or facilities and such event would have the effect of reducing the rate of return on capital of such Lender by an amount deemed by such Lender to be material, then, on the next Payment Date occurring at least 10 Business Days after written demand by such Lender, Borrower shall pay to such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be attributable to the existence of such Lender’s agreements hereunder. In determining the amount of such compensation, such Lender may use any reasonable averaging and attribution methods. Such Lender shall submit to Borrower a certificate describing such compensation in reasonable detail, which certificate shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, Borrower shall not be required to pay any such additional compensation unless (i) such compensation is the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of its individual circumstances and (ii) such Lender certifies that it is generally seeking similar compensation from similarly situated Borrower and not singling Borrower out for additional compensation.

(b) If a Lender makes any claim under Section 2.08(a), Section 2.09(a) or Section 3.03, such Lender will, to the extent reasonably feasible in accordance with such Lender’s business practices and its administration of similar lending agreements, designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it or inconsistent with its internal policies.

(c) Failure or delay on the part of a Lender to demand compensation pursuant to Section 2.08(a), Section 2.09(a) or Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that Borrower shall not be required to compensate a Lender pursuant to Section 2.08(a) or Section 2.09(a) for any increased costs or payments which were incurred or which accrued prior to the earlier of (i) ninety (90) days before the date such Lender notified Borrower of the change in law or other circumstance on which such claim for compensation is based and (ii) any earlier date provided such Lender notified Borrower of such change in law or circumstance within ninety (90) days after such Lender received written notice of such change in law or circumstance.

2.10 Intentionally Omitted.

2.11 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by any Requirements of Law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders; provided, that any amendment, waiver or consent requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable.

(ii) Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 13.16 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Non-Defaulting Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its Applicable Percentage, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by Lenders pro rata in accordance with their respective Applicable Percentages.

(iii) In the event that any Defaulting Lender shall exercise any right of setoff pursuant to Section 13.16, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of this Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

(b) If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Advances held by each Lender to reflect its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.12 Replacement of Lenders. If (a) any Lender makes a claim under Section 2.08(a), 2.09(a) or 3.03, (b) any Lender is a Defaulting Lender or (c) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which the Required Lenders’ consent has been obtained, any Lender is a non-consenting Lender (each such Lender described in this clause (c), a “Non-Consenting Lender”), then Borrower may, upon notice to such Lender and Administrative Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), all of its interests, rights and obligations under this Agreement to a Person designated by the Borrower that is eligible to be an assignee pursuant to Section 13.05(b); provided that (w) such replacement does not conflict with any applicable law, (x) the replacement Lender shall purchase all Advances and other Obligations owing to such replaced Lender on or prior to the date of replacement at par, (y) the replacement Lender, if not already a Lender, shall be reasonably satisfactory to Administrative Agent, and (z) any such replacement shall not be deemed to be a waiver of any rights that Borrower, Administrative Agent or any other Lender shall have against the replaced Lender.

Section 3. Payments; Taxes.

3.01 Payments. All payments to be made by Borrower under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent for the benefit of the Secured Parties, as applicable, except to the extent otherwise provided herein, by wire transfer to such accounts at such banks as Administrative Agent may designate in writing from time to time, not later than 4:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). All amounts received under this Agreement or any other Loan Document for the account of any Secured Party shall be paid by Administrative Agent to such Secured Party by wire transfer of immediately available funds on the same Business Day such amount is deemed received pursuant to the foregoing.

3.02 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the principal of or interest on Advances, as applicable, or such other corresponding Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other Obligations then owing them; provided that:

(i) the foregoing shall not apply with respect to amounts received by any Lender in payment of reimbursement or indemnification claims of such Lender or other Obligations then due and payable only to such Lender, and not to other Lenders;

(ii) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(iii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower any rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

3.03 Taxes; Tax Treatment.

(a) Any and all payments by or on account of any obligation of any Relevant Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of Administrative Agent) requires the deduction or withholding of any Tax from any such payment by Administrative Agent, then Administrative Agent shall be entitled to make such deduction or withholding and pay the full amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due and, if such Tax is an Indemnified Tax, then the sum payable by the Relevant Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by any Relevant Party to a Governmental Authority pursuant to this Section, such Relevant Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b) In addition, Borrower agrees to pay or cause to be paid to the relevant Governmental Authority in accordance with any Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any current or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies (including mortgage recording Taxes, transfer Taxes and similar fees) that arise from any payment made by Borrower hereunder or from the execution, delivery performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (“Other Taxes”).

(c) The Borrower shall, jointly and severally, indemnify each Recipient, on the next Payment Date occurring at least ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Relevant Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Relevant Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.05(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower, Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements (including, without limitation, if applicable, any cost-basis reporting obligations). Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(i), (e)(ii) and (e)(iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing,

(i) any Lender that is a “United States person” within the meaning of Code Section 7701(a)(30) shall deliver to Borrower and Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, or Administrative Agent), executed copies of IRS Form W‑9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(ii) any Lender that is not a “United States person” within the meaning of Code Section 7701(a)(30) (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower, Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W‑8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W‑8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, reasonably satisfactory to the Administrative Agent , to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W‑8BEN or W-8BEN-E, as applicable; or

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed copies of IRS Form W‑8IMY, accompanied by a

Form W‑8ECI, W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate reasonably satisfactory to the Administrative Agent, Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate reasonably satisfactory to the Administrative Agent on behalf of each such beneficial owner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any payment required to be made to such Lender under this Agreement. Solely for purposes of this paragraph (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.04 Income Payments.

(a) The Lockbox Account, the Concentration Account and the Collection Account have been established at the Custodian by Borrower and Administrative Agent prior to the execution and delivery of this Agreement. The Distribution Account and the Interest Reserve Account have been established at the Control Bank by Borrower and Administrative Agent prior to the execution and delivery of this Agreement. Administrative Agent shall have sole dominion and control over the Concentration Account, the Collection Account, the Distribution Account and the Interest Reserve Account.

(b) Borrower shall maintain a balance in the Interest Reserve Account at least equal to the Interest Reserve Amount, which will be held as cash margin and additional collateral for all Obligations under this Agreement. Any interest on funds deposited in the Interest Reserve Account shall be deposited in the Distribution Account, subject to application pursuant to Section 3.04(c). Funds deposited in the Interest Reserve Account may only be transferred in accordance with Section 3.04(c) hereof. In the event that the amounts on deposit in the Distribution Account are insufficient to cover the amounts due pursuant to Section 3.04(d) and (e), clause second, the Borrower shall withdraw from the Interest Reserve Account the lesser of such deficiency and the amount on deposit in the Interest Reserve Account for application against such amounts as more particularly described in Section 3.04(d) and (e). Upon the Facility Termination Date and the payment of all amounts due by Borrower to Administrative Agent hereunder, all amounts on deposit in the Interest Reserve Account shall be remitted as directed by Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply with respect to Redemption Payments:

(i) Borrower shall cause the Servicer to provide to the Custodian and Administrative Agent a reconciliation of each Redemption Payment to the related Financed Tax Lien;

(ii) in accordance with the Custodial Agreement, by not later than the close of business on the last Business Day of each Settlement Period, Custodian shall remit to the Distribution

Account all Redemption Payments related to Financed Tax Liens on deposit in the Collection Account for which the Servicer and the Custodian have reconciled such Redemption Payments;

(iii) during the period of time from the end of each Settlement Period until the related Payment Date in the following month, Administrative Agent shall confirm all of the information contained in the report delivered pursuant to clause (i) above and shall notify Borrower, Servicer, Custodian and Control Bank of any discrepancies it discovers;

(iv) on each Payment Date, Control Bank shall apply all funds on deposit in the Distribution Account in accordance with the priorities set forth in Section 3.04(d); provided, that after the occurrence and during the continuance of an Event of Default or during a Cash Sweep Period, as evidenced by written notice from Administrative Agent to Control Bank, such application shall occur on each Payment Date in accordance with the priorities set forth in Section 3.04(e);

(d) On each Payment Date, if no Event of Default or Cash Sweep Period has occurred and is continuing, all Income or payments received by the Control Bank in respect of the Financed Tax Liens during each Settlement Period and then on deposit in the Distribution Account, together with any amounts withdrawn from the Interest Reserve Account, shall be applied by the Control Bank on the related Payment Date in the following order of priority:

first, on a pro rata basis, (x) to remit to the Custodian on account of any accrued and unpaid scheduled custodial fees payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any accrued and unpaid scheduled fees payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement and (z) to remit to the Trustee under the Trust Agreement on account of any accrued and unpaid scheduled fees payable pursuant to the Trust Agreement;

second, on a pro rata basis, (x) to remit to the Custodian on account of any unpaid unscheduled fees, expenses and indemnity obligations payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any unpaid unscheduled fees, expenses and indemnity obligations payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement, and (z) to remit to the Trustee under the Trust Agreement on account of any unpaid unscheduled fees, expenses and indemnity obligations payable pursuant to the Trust Agreement; provided that any amounts paid under clause (x) of this clause second shall not exceed $400,000 in the aggregate for any calendar year, and any amounts paid, collectively, under clauses (y) and (z) of this clause second shall not exceed $400,000 in the aggregate for any calendar year; provided, further, that in each case any such amounts in excess of the cap on amounts payable under clauses (x), (y) and (z) of this clause second that remain outstanding may be paid, to the extent funds are available, in the subsequent year or years (subject to the cap for such subsequent year or years) until paid in full;

third, to remit to Administrative Agent an amount equal to the Interest which has accrued and is outstanding as of such Payment Date;

fourth, to remit to Administrative Agent on account of any accrued and unpaid fees and expenses and any other amounts due from Borrower under this Agreement;

fifth, to remit to the Interest Reserve Account an amount equal to the positive difference, if any, between the Interest Reserve Amount and the amount then on deposit in the Interest Reserve Account;

sixth, to remit to Administrative Agent on account of the unpaid Outstanding Principal Amount of each Eligible Asset, such amount remitted to Administrative Agent pursuant to this clause sixth being applied to reduce the Outstanding Principal Amount of the Eligible Assets on a pro rata basis until such Outstanding Principal Amount is equal to the Collateral Value for each respective Eligible Asset; and

seventh, on a pro rata basis, (x) to remit to the Custodian on account of any remaining accrued and unpaid custodial fees and expenses payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any remaining accrued and unpaid fees and expenses payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement and (z) to remit to the Trustee under the Trust Agreement on account of any remaining accrued and unpaid fees and expenses payable pursuant to the Trust Agreement;

eighth, on a pro rata basis, (x) to remit to the Custodian on account of any remaining unpaid indemnity obligations payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any remaining unpaid indemnity obligations payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement, and (z) to remit to the Trustee under the Trust Agreement on account of any remaining unpaid indemnity obligations payable pursuant to the Trust Agreement;

ninth, to remit to Borrower’s Operating Account the remainder (if any).

(e) On each Payment Date, subject to Section 3.04(f), if an Event of Default or Cash Sweep Period has occurred and is continuing, all Income or payments received by the Control Bank in respect of the Financed Tax Lien during each Settlement Period and then on deposit in the Distribution Account, together with any amounts withdrawn from the Interest Reserve Account, shall be applied by the Control Bank on the related Payment Date in the following order of priority:

first, on a pro rata basis, (x) to remit to the Custodian on account of any accrued and unpaid scheduled custodial fees payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any accrued and unpaid scheduled fees payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement and (z) to remit to the Trustee under the Trust Agreement on account of any accrued and unpaid scheduled fees payable pursuant to the Trust Agreement;

second, on a pro rata basis, (x) to remit to the Custodian on account of any unpaid unscheduled fees, expenses and indemnity obligations payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any unpaid unscheduled fees, expenses and indemnity obligations payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement, and (z) to remit to the Trustee under the Trust Agreement on account of any unpaid unscheduled fees, expenses and indemnity obligations payable pursuant to the Trust Agreement; provided that any amounts paid under clause (x) of this clause second shall not exceed $1,000,000 in the aggregate for any calendar year, and any amounts paid, collectively, under clauses (y) and (z) of this clause second shall not exceed $400,000 in the aggregate for any calendar year; provided, further, that any such amounts in excess of the cap that remain outstanding may be paid, to the extent funds are available, in the subsequent year or years (subject to the cap for such subsequent year or years) until paid in full;

third, to remit to Administrative Agent an amount equal to the Interest which has accrued and is outstanding as of such Payment Date;

fourth, to remit to Administrative Agent on account of any accrued and unpaid fees and expenses and any other amounts due from Borrower under this Agreement;

fifth, to remit to the Interest Reserve Account an amount equal to the positive difference, if any, between the Interest Reserve Amount and the amount then on deposit in the Interest Reserve Account;

sixth, to remit to Administrative Agent on account of the Outstanding Principal Amount until paid in full, such amount remitted to Administrative Agent pursuant to this clause fifth being applied to reduce the Outstanding Principal Amount until such amount is reduced to zero, plus all other Obligations, to zero;

seventh, on a pro rata basis, (x) to remit to the Custodian on account of any remaining accrued and unpaid custodial fees and expenses payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any remaining accrued and unpaid fees and expenses payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement and (z) to remit to the Trustee under the Trust Agreement on account of any remaining accrued and unpaid fees and expenses payable pursuant to the Trust Agreement;

eighth, on a pro rata basis, (x) to remit to the Custodian on account of any remaining unpaid indemnity obligations payable pursuant to the Custodial Agreement, (y) to remit to the Control Bank or the Custodian (Trust Certificates), as applicable, on account of any remaining unpaid indemnity obligations payable pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement, and (z) to remit to the Trustee under the Trust Agreement on account of any remaining unpaid indemnity obligations payable pursuant to the Trust Agreement;

ninth, to remit to Borrower’s Operating Account the remainder (if any).

(f) Notwithstanding anything to the contrary herein, if the Custodian receives any Redemption Payment with respect to any Tax Lien which is not a Financed Tax Lien, such Redemption Payment shall not constitute Income distributable in accordance with Section 3.04(d) and 3.04(e) and shall be credited in accordance with written instructions of Borrower or Servicer.

(g) Notwithstanding the preceding provisions, if an Event of Default or Cash Sweep Period has occurred and is continuing, all funds in the Distribution Account and Interest Reserve Account (other than, for the avoidance of doubt, payment of the outstanding fees, expenses and indemnity amounts owed to the Trustee, the Control Bank and the Custodian (Trust Certificates)) may be withdrawn and applied as determined by the Administrative Agent to repay the Obligations hereunder.

Section 4. Collateral Security.

4.01 Security Interest. As security for the payment of the Obligations, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of Borrower’s right, title and interest in, to and under any and all of the following assets whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof (with respect the Borrower or, together with the Collateral (as defined in the Pledge Agreement), the Loan Parties, collectively, as the context requires, the “Collateral”):

(a) the Underwriting Package, and Servicing Records, together with all other files, material documents, instruments, certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating thereto;

(b) all “general intangibles”, “accounts”, “securities accounts” (as defined in Section 8-501(a) of the UCC), “deposit accounts”, “investment property”, “instruments” and “chattel paper” (as each such term is defined in the UCC), including without limitation: (1) the Financed Tax Liens, all income thereon and all “securities accounts” to which any or all of the Financed Tax Liens are credited, and (2) the Servicing Rights,

(c) all Income;

(d) the Lockbox Account, Concentration Account, Collection Account, Distribution Account and Interest Reserve Account (collectively, the “Account Collateral”) and all monies from time to time on deposit in each of the foregoing,

(e) the Pledged Equity and all rights, privileges, authority and powers to distributions, dividends and redemptions on account of such Pledged Equity, all general intangible and contract rights related thereto and documents and certificates representing or evidencing any Pledged Equity;

(f) all other “accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter of credit rights,” and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing; and

(g) all “proceeds” as defined in the UCC, including without limitation, all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records and files (but excluding any financial models or other proprietary information) relating to any and all of any of the foregoing;

provided, however, “Collateral” shall exclude any deposit account other than those expressly identified in clause (d) above, including, without limitation, the Borrower’s Operating Account and any and all assets from time to time deposited therein and assets from time to time credited thereto.

4.02 Further Documentation.

(a) At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Loan Documents and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Borrower hereby authorizes Administrative Agent to file for the benefit of the Secured Parties any such financing or continuation statement and agrees that any such financing statement may, for convenience, describe the Collateral as “all assets” of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof, or words to similar effect. This Agreement shall constitute a security agreement under any Requirement of Law.

4.03 Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Borrower hereby irrevocably constitutes and appoints Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Administrative Agent’s reasonable discretion, solely during the existence of an Event of Default, for the purpose of carrying out the terms of this Agreement, including protecting, preserving and realizing upon the Collateral, to take any and all appropriate action and to execute any and all documents and instruments and, without limiting the generality of the foregoing, Borrower hereby gives Administrative Agent the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Collateral or the Properties and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

(ii) to pay or discharge Taxes and Liens levied or placed on the Collateral or the Properties;

(iii) (A) to direct any party liable for any payment under any Collateral or the Properties to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral or the Properties; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral or the Properties; (D) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral or the Properties; (E) to settle, compromise or adjust any suit, action or proceeding described in clause; (F) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral or the Properties as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Borrower’s expense, at any time, or from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Collateral or the Properties and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do; and

(iv) to register or cause to be registered in the name of Administrative Agent or other designee of Administrative Agent, all Pledged Equity and Administrative Agent or its designee shall have all rights of conversions, exchange, subscription and any other rights, privileges and options pertaining to such Pledged Equity as if it were the owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, register or other designated agency upon such terms and conditions as Administrative Agent may determine; and/or

(v) to receive all cash dividends and distributions in connection with the Pledged Equity.

Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance with the foregoing. This power of attorney is a power coupled with an interest and shall be irrevocable, until the Facility Termination Date.

(b) The powers conferred on Administrative Agent are solely to protect Administrative Agent’s interests in the Collateral and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives (or received by another Person at the direction of the Administrative Agent) as a result of the exercise of such powers, and, in the absence of gross negligence or willful misconduct neither Administrative Agent nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder.

4.04 Performance by Administrative Agent of Borrower’s Obligations. If Borrower fails to perform or comply with any of its material agreements contained in the Loan Documents, upon prior written notice to Borrower, Administrative Agent may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall constitute Obligations.

4.05 Proceeds. All proceeds of Collateral received by Borrower consisting of cash, checks and other near-cash items shall be held in trust for Administrative Agent, segregated from other funds of Borrower and shall forthwith upon receipt be deposited in the Distribution Account in accordance with Section 3.04 and applied in accordance with Section 3.04.

4.06 Remedies.

(a) If an Event of Default shall occur and be continuing and Administrative Agent elects or is compelled to exercise remedies in accordance with Section 9, Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, at law and in equity. Without limiting the generality of the foregoing, Administrative Agent, on behalf of the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in the circumstances of clause (2) of the immediately preceding sentence, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent, on behalf of the Secured Parties, shall act in good faith to obtain the best execution possible under prevailing market conditions. Administrative Agent, on behalf of the Secured Parties, shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Borrower further agree, at Administrative Agent’s request, to assemble the Collateral and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at Borrower’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Administrative Agent or the other Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the order of priority set forth in Section 3.04(e) hereof. To the extent permitted by any Requirements of Law, Borrower waive all claims, damages and demands it may acquire against Administrative Agent or any other Secured Party arising out of the exercise by such Person of any of its rights under this Section 4.06, other than those claims, damages and demands arising from the gross negligence or willful misconduct of such Person or its Related Parties as determined in a final nonappealable judgment by a court of competent jurisdiction. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(a) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements incurred by Administrative Agent and Lenders, including reasonable fees and expenses of any attorneys employed by Administrative Agent and Lenders to collect such deficiency. Because Borrower recognizes that it may not be possible to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid, Borrower agrees that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Administrative Agent may elect, in its sole discretion or at the direction of the Required Lenders, the time and manner of liquidating any Collateral and nothing contained herein shall (A) obligate Administrative Agent to liquidate any Collateral during the existence of an Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or (B) constitute a waiver of any of Administrative Agent’s or any other Secured Party’s rights or remedies.

(b) Intentionally Omitted.

(c) Upon the occurrence and during the continuance of one or more Events of Default, Administrative Agent shall have the right to obtain, for the benefit of Secured Parties, physical possession of the Servicing Records and all other files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of Borrower or any third party acting for Borrower and Borrower shall deliver to Administrative Agent, for the benefit of the Secured Parties, such assignments as Administrative Agent shall request.

(d) Borrower hereby acknowledges, admits and agrees that Borrower’s obligations under this Agreement are recourse obligations of Borrower to which Borrower pledges its full faith and credit. In addition to its rights hereunder, Administrative Agent shall have the right to proceed, for the benefit of the Secured Parties, against any of Borrower’s assets which may be in the possession of Administrative Agent, Lenders, any of Administrative Agent’s Affiliates or their respective designees, including the right, at the direction of the Required Lenders, to liquidate such assets (including, but not limited to, the Pledged Equity and Financed Tax Liens) and to set off the proceeds against monies owed by Borrower to Administrative Agent or Lenders pursuant to this Agreement.

4.07 Limitation on Duties Regarding Preservation of Collateral. Administrative Agent’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account. Neither Administrative Agent nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

4.08 Release of Security Interest.

(a) The Liens granted to or held by the Administrative Agent under this Agreement and any Loan Document shall automatically and without further action of any Person be released upon the Facility Termination Date,

(b) On any Business Day prior to the Facility Termination Date (an “Early Release Date”), Borrower may notify Administrative Agent in writing of its intent to repay a portion of the Outstanding Principal Amount (an “Early Release Prepayment”) to effectuate the removal of one or more Tax Liens from a Pass-Through Trust (together with obtaining a release of the security interest of the Administrative Agent in such Tax Lien) (A) in connection with a satisfaction of the related Tax Lien, (B) to cure an Event of Default or Borrowing Base Deficiency, or (C) if approved by Administrative Agent in its sole discretion (which shall be made in good faith after a determination that such early release does not materially and adversely affect the interests of Administrative Agent or the Lenders), not earlier than five (5) nor later than two (2) Business Days prior to the anticipated date for such Early Release Date, subject to the satisfaction of the following conditions:

(i) no Event of Default shall have occurred and be continuing and no Event of Default or Borrowing Base Deficiency will result from the Early Release Prepayment; and

(ii) on such Early Release Date, Borrower pays to Administrative Agent, by deposit into the Distribution Account, an amount equal to the related Outstanding Principal Amount with respect to such Eligible Asset(s).

(c) On an Early Release Date, Administrative Agent shall, on such date:

(i) notify Custodian and Control Bank, as applicable, in writing of Borrower’s satisfaction of the terms and conditions set forth above for such release and instruct the Custodian or Control Bank, as applicable, to promptly deliver to Borrower or its designee any physical certificates or receipts or other documents with respect to such Eligible Assets, related transfer documents, and any and all other documents and instruments related to such Eligible Assets that are being released on such Early Release Date, held by the Custodian or Control Bank, as applicable, pursuant to the Custodial Agreement or the Controlled Account and Custodial (Trust Certificates) Agreement,

(ii) be deemed to have simultaneously released its security interest in such Eligible Assets that are being released on such Early Release Date (and authorizes Borrower and the applicable Eligible Asset Owner to file any UCC amendment and termination statements to terminate its lien on such Eligible Assets that are being released on such Early Release Date), and

(iii) execute and deliver to Borrower any such other documents and instruments reasonably requested by Borrower, at Borrower’s expense, to evidence the release of Administrative Agent’s security interest in such Eligible Asset.

(d) On each Early Release Date on which Administrative Agent’s security interest in Eligible Assets are being released, Borrower shall deliver to Administrative Agent a Notice of Borrowing and Pledge which shall evidence (x) the reduction of the Borrowing Base (and the Outstanding Principal Amount) after removing such Eligible Assets from the Borrowing Base and (y) the revised list of Eligible Assets owned by the Eligible Asset Owners.

(e) Upon Borrower’s payment of the Outstanding Principal Amount in full and all other amounts due hereunder, Administrative Agent shall, on such date:

(i) notify the Custodian and the Control Bank, as applicable, in writing of Borrower’s satisfaction of the terms and conditions of this Agreement and instruct the Custodian and the Control Bank, as applicable, to promptly deliver to Borrower or its designee any physical certificates or receipts or other documents with respect to such Eligible Assets, related transfer documents, and any and all other documents and instruments held by the Custodian pursuant to the Custodial Agreement, or the Control Bank pursuant to the Controlled Account and Custodial (Trust Certificates) Agreement,

(ii) be deemed to have simultaneously released its security interest in the Eligible Assets and the other Collateral (and authorizes Borrower and the applicable Eligible Asset Owner to file any UCC amendment and/or termination statements to terminate Administrative Agent’s lien on the Eligible Assets and the other Collateral),

(iii) execute and deliver to Borrower any such other documents and instruments reasonably requested by Borrower, at Borrower’s expense, to evidence the release of Administrative Agent’s security interest in the Eligible Assets and the other Collateral.

Section 5. Conditions Precedent.

5.01 Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) Loan Documents. This Agreement, the Note, the Limited Guaranty, the Custodial Agreement, the Controlled Account and Custodial (Trust Certificates) Agreement, the Security Agreement, the Pledge Agreement, the Servicer Notice and Agreement and a Power of Attorney for Borrower shall have been duly executed and delivered to Administrative Agent by each party hereto or thereto.

(b) Organizational Documents. Administrative Agent shall have received a good standing certificate of each Relevant Party, dated as of a recent date, and certified copies of the charter and by-laws (or equivalent documents) of each Relevant Party, and of all corporate or other authority for each Relevant Party with respect to the execution, delivery and performance of the Loan Documents.

(c) Legal Opinions. Administrative Agent shall have received such opinions of counsel to the Relevant Parties as Administrative Agent may reasonably require as to valid existence, good standing, due authorization, no conflicts with organizational documents and applicable law and no governmental consents or approvals required other than those that have been obtained with respect to the Relevant Parties, Investment Company Act issues with respect to Relevant Parties, enforceability of the Loan Documents, creation and perfection of security interest with respect to the Collateral and nonconsolidation between one or more of the Loan Parties, on the one hand, and the Limited Guarantor, on the other hand.

(d) Incumbency Certificate. Administrative Agent shall have received an incumbency certificate of an officer of each Relevant Party, certifying the names, true signatures and titles of such Person’s representatives duly authorized to act hereunder and to execute the Loan Documents and the other documents to be delivered thereunder.

(e) Filings, Registrations, Recordings. Administrative Agent shall have received UCC lien searches, dated as of a recent date, in no event more than thirty (30) days prior to the date of the Effective Date, in such jurisdictions as shall be applicable to each Loan Party, the results of which shall be reasonably satisfactory to Administrative Agent.

(f) Fees and Expenses. Borrower shall have paid or reimbursed Administrative Agent for all recording and filing fees, reasonable fees and costs of Administrative Agent’s counsel and all other reasonable, third party, out-of-pocket costs and expenses incurred in connection with the origination of the Loan, in each case, to the extent invoiced on or prior to the date hereof.

(g) Accounts. Administrative Agent shall have received evidence in form and substance satisfactory to Administrative Agent showing the establishment of the Lockbox Account, Collection Account, Concentration Account, Distribution Account and Interest Reserve Account.

(h) KYC. The Administrative Agent and each Lender shall have received and be satisfied with all documentation and other information regarding the Loan Parties that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations.

(i) Trust Certificates. The initial Trust Certificates shall have been issued in the name of Borrower and delivered to the Custodian (Trust Certificates) to be held in accordance with the terms of the Controlled Account and Custodial (Trust Certificates) Agreement, together with duly executed endorsements in blank.

5.02 Initial and Subsequent Advances. The making of each Advance (including any Advance on or after the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a) No Cash Sweep Period, Event of Default, Default under either Section 8(a) or (b) or any other material Default not reasonably susceptible to cure within the applicable cure period shall have occurred and be continuing.

(b) Borrower shall have certified to Administrative Agent in writing the acquisition cost of the related Eligible Assets (including therein reasonable supporting documentation required by Administrative Agent, if any);

(c) The representations and warranties made in Section 6 hereof and in each of the other Loan Documents shall be true and correct on and as of the date of the making of such Advance in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(d) The Outstanding Principal Amount shall not, after giving effect to such Advance, exceed the lesser of the Borrowing Base and the Maximum Loan Amount.

(e) Custodian shall have issued an Eligible Asset File Receipt applicable to the Eligible Assets with respect to which a transfer of funds has been proposed.

(f) With respect to each Eligible Asset included in the Borrowing Base that is subject to a security interest (including any precautionary security interest) immediately prior to the Funding Date, Administrative Agent shall have received documentation reasonably acceptable to Administrative Agent evidencing the release of the security interest for such Eligible Asset that is duly executed by the related secured party and the related Borrower;

(g) With respect to the initial Advance, to extent invoiced at least two Business Days prior to the Effective Date, all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees and expenses) of each Agent.

(h) Except to the extent waived by Administrative Agent in its sole discretion, Borrower shall deliver or cause to be delivered on or prior to the related Funding Date, the following items to the extent applicable,

(i) to the Custodian, with respect to each Eligible Asset which is (or shall in the future be) represented by a physical certificate (including those issued electronically under the applicable state law) and is not in book entry form, the original physical certificate (or a statutorily authorized duplicate if the original certificate is lost or destroyed) issued in the name of the Designated Title Holder, together with a receipt, list or other document (which may be a photocopy or facsimile) issued by the applicable taxing authority indicating that the Designated Title Holder is the record holder on such taxing authority’s record of Tax Liens sold; provided, that, notwithstanding the foregoing, for purposes of the determination of whether an Eligible Asset File is sufficiently complete such that a Funding Date, as applicable, may occur, in jurisdictions in which an Eligible Asset shall in the future be represented by a physical certificate, a Funding Date, as applicable, may occur following the delivery to the Custodian of an initial receipt from the applicable taxing authority with sufficient information for the Custodian to verify ownership of such Eligible Asset in the name of the Designated Title Holder which initial receipt will be supplemented in the future by the delivery of the physical certificate; and

(ii) to the Custodian, with respect to each Eligible Asset that is a tax certificate or tax deed (including those issued electronically under the applicable state law) in book entry form (and not represented by a physical certificate), the receipt, list or other document (which may be a photocopy or facsimile) issued by the applicable taxing authority of the state indicating that the Designated Title Holder is the record holder on such taxing authority’s record of Tax Liens sold.

Each request for a borrowing by Borrower hereunder shall constitute a certification by Borrower that all of the conditions precedent set forth in this Section 5.02 have been satisfied in full.

Section 6. Representations and Warranties. Borrower represents and warrants to Agents and Lenders on the Effective Date and each date an Advance is made with respect to itself and, as applicable, each other Loan Party as follows:

6.01 Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (b) has all requisite limited liability company or other power, as applicable, and has all governmental licenses, authorizations, consents and approvals, necessary to (i) own its assets and carry on its business as now being or as proposed to be conducted and (ii) acquire and own the assets it purports to own and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably expected (either individually or in the aggregate) to have a Material Adverse Effect.

6.02 Agreements. No Loan Party is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default would be expected to have a Material Adverse Effect. As of the Effective Date, other than the Loan Documents, no Loan Party has a material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Loan Party is party.

6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened in writing against any Loan Party or affecting any of its property before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably expected to have a Material Adverse Effect, (ii) which questions the validity or enforceability of any of the Loan Documents or (iii) which seeks to prevent the Loan or the pledge of any Collateral.

6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents to which it is party, nor (b) the performance by each Loan Party of its obligations thereunder will conflict with the Governing Documents of any Loan Party, or any material Requirements of Law or any order, writ, injunction or decree of any Governmental Authority, or material Contractual Obligation to which such Loan Party is a party or by which such Loan Party or its property is bound, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon the assets of such Loan Party, pursuant to the terms of any such agreement or instrument.

6.05 Action. Each Loan Party has all necessary limited liability company or limited partnership power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by such Loan Party of each of the Loan Documents to which it is a party has been duly authorized by all necessary limited liability company or limited partnership action, as applicable; and each Loan Document to which it is party has been duly and validly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, general principles of equity (whether considered in a proceeding in equity or at law) and requirements of reasonableness, good faith and fair dealing. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

6.06 Approvals. No authorizations, approvals, consents or order of any court, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such Loan Party of the Loan Documents to which it is a party thereof, except for filings and recordings in respect of the Loan Documents and the Liens created pursuant to this Agreement. Any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by such Loan Party of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

6.07 Margin Regulations. No part of the proceeds of any Advance will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (“Margin Stock”). None of the assets of such Loan Party are comprised of Margin Stock.

6.08 Taxes. Each Loan Party has filed all Federal income tax returns and all other Tax returns that are required to be filed by it and has paid all Taxes which are due and payable pursuant to such returns, except for any such Taxes (i) the non-payment of which would not reasonably be expected to result in a Lien on a material portion of the Collateral or (ii) that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

6.09 Investment Company Act. No Loan Party is required to be registered as an “investment company” as such term is defined in the Investment Company Act.

6.10 Compliance with Law.

(a) No practice, procedure or policy employed by such Loan Party in the conduct of its business violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which would result in a Material Adverse Effect.

(b) Each Relevant Party and, to the actual knowledge of a Responsible Officer of Borrower, all Affiliates thereof are in compliance in all material respects with the Foreign Corrupt Practices Act of 1977 and any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (the “Anti-Corruption Laws”). No Relevant Party or, to the actual knowledge of a Responsible Officer of Borrower, any Affiliate thereof has made, offered, promised or authorized a payment or giving of money or anything else of value, directly or, to the actual knowledge of a Responsible Officer of the Borrower, indirectly, to any person to improperly influence official action by that person for the benefit of Borrower or its Subsidiaries or its Affiliates, or to otherwise wrongfully secure any improper advantage, in each case, in violation of any Anti-Corruption Laws.

(c) To the actual knowledge of a Responsible Officer of Borrower, any and all requirements of any federal, state or local law including usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws and all predatory, abusive and fair lending laws applicable to the acquisition, rental and management of Properties have been complied with in all material respects.

6.11 Collateral; Collateral Security.

(a) Except in connection with any Prior Financing Obligations, no Loan Party has assigned, pledged, or otherwise conveyed or encumbered any Collateral to any Person other than the Administrative Agent). Such Loan Party is the sole owner of the applicable Collateral free and clear of all Liens (other than Permitted Liens).

(b) The provisions of this Agreement are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a valid security interest in all right, title and interest of such Loan Party in, to and under the applicable Collateral to the extent a security interest can be created under Article 9 of the Uniform Commercial Code, except as enforceability may be limited by Insolvency Laws and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or in law).

(c) Upon the filing of financing statements on Form UCC‑1 naming Administrative Agent as “Secured Party” and each Loan Party as “Debtor,” and describing the Collateral, in the office of the Secretary of State of the State of Delaware, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests (subject to Permitted Liens) under the Uniform Commercial Code in all right, title and interest of each Loan Party in, to and under such Collateral, to the extent the Collateral can be perfected by filing under the Uniform Commercial Code. Upon the taking of possession of all certificated securities representing such Pledged Equity, together with appropriate instruments of transfer in blank, Administrative Agent for the benefit of the Secured Parties, shall have a fully perfected first priority security interest in such Pledged Equity under the Uniform Commercial Code. Upon the execution and delivery of the Custodial Agreement for the benefit of the Secured Parties, shall have a security interest in the Lockbox Account, Collection Account and Concentration Account which security interest will constitute a fully perfected first priority security interest (subject to Permitted Liens) under the Uniform Commercial Code. Upon the execution and delivery of the Controlled Account Custodial (Trust Certificates) Agreement, Administrative Agent for the benefit of the Secured Parties, shall have a security interest in the Distribution Account and Interest Reserve Account which security interest will constitute a fully perfected first priority security interest (subject to Permitted Liens) under the Uniform Commercial Code.

(d) The grant of the security interests in the Collateral by each Loan Party to Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the Pledge Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(e) Except as otherwise disclosed to the Administrative Agent in writing, (i) Borrower’s legal name is set forth in this Agreement, and (ii) Borrower has not changed its name since its formation. As of the Effective Date, Borrower does not have any trade names, fictitious names, assumed names or “doing business as” names.

6.12 Pledged Equity.

(a) The Capital Stock of Borrower constitutes a “general intangible” within the meaning of Section 9-102 of the UCC. No Capital Stock of Borrower is (x) credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC), (y) dealt in or traded on a securities exchange or in a securities market or (z) “investment company securities” (within the meaning of Section 8-103 of the UCC).

(b) Except for restrictions and limitations imposed by the Loan Documents, or securities laws generally, and except as permitted by the Loan Documents (i) the Pledged Equity is and will continue to be freely transferable and assignable and (ii) the Pledged Equity is not and will not be subject to any option, right of first refusal, contract restriction or applicable law of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Administrative Agent or the Lenders (A) the pledge of such Pledged Equity hereunder, (B) the sale or disposition thereof pursuant hereto or (C) the exercise by the Administrative Agent or the Lenders of rights and remedies hereunder or under any applicable laws.

6.13 Chief Executive Office. As of the Effective Date, the chief executive office of Borrower is located at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

6.14 Location of Books and Records. The location where Borrower keeps its books and records including all computer tapes and records relating to the Collateral is Borrower’s chief executive office.

6.15 True and Complete Disclosure.

(a) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Borrower to Administrative Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto (other than Servicing Information and projections and other forward-looking information and information of an industry-specific or general economic nature), when taken as a whole and after giving effect to all supplements thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. With respect to any Servicing Information, any information contained in such Servicing Information furnished by or on behalf of Borrower was believed by Borrower to have been prepared in good faith based upon information believed by Borrower to be reasonable or correct as of the date of such preparation (or, if such Servicing Information includes dated material, as of the date(s) specified therein), and, in Borrower’s good faith estimation such information did not contain, as of the date such information was so prepared (or, if such Servicing Information included dated material, as of the date(s) specified therein), when taken as a whole, any untrue statement of a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements so furnished prior to such time).

(b) As of the Effective Date, to the extent Borrower is a “legal entity customer” (as defined in the Beneficial Ownership Regulation), Borrower has delivered a Beneficial Ownership Certification and the information included in such Beneficial Ownership Certification is true and correct.

6.16 Employee Benefit Matters.

(a) Assuming no portion of the assets used by any Lender to fund any of the Advances constitutes the assets of an ERISA Plan, no assets of any Loan Party constitute “plan assets” of (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code or (iii) any employee benefit plan or plan that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to any law, rule or regulation applicable to Borrower which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (each of (i), (ii) and (iii), an “ERISA Plan”) with the result that the transactions contemplated by this Agreement, including, but not limited to, the exercise by the Administrative Agent or any Lender of any rights under the Loan Documents will constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No Loan Party or any of its ERISA Affiliates sponsors, maintains or contributes to any Plans or Foreign Plans. No Loan Party has any employees.

(b) Borrower represents that it is acting on its own behalf and that it is not an ERISA Plan, and will not be reconstituted as an ERISA Plan.

(c) With respect to each Multiemployer Plan to which any Loan Party or any of its ERISA Affiliates is required to make a contribution, each Loan Party and all of its ERISA Affiliates have satisfied all required contributions and installments on or before the applicable due dates and have not incurred a complete or partial withdrawal under Section 4203 or 4205 of ERISA. No Plan Termination Event has or is reasonably expected to occur.

6.17 Subsidiaries. As of the Effective Date, (A) Pledgor does not have any Subsidiaries other than Borrower and the Pass-Through Trusts, and (B) Borrower does not have any Subsidiaries other than the Pass-Through Trust.

6.18 Representations and Warranties. Each Financed Tax Lien complies with the representations and warranties listed in Exhibit A hereto in all material respects, except as disclosed to Administrative Agent in writing in an Exceptions Report. All Tax Liens included in any Borrowing Base calculation submitted by Borrower constitute Eligible Assets.

6.19 Solvency; Fraudulent Conveyance. As of the Effective Date and immediately after giving effect to each Advance made hereunder, the Loan Parties taken as a whole, are Solvent, are able to pay their debts as they mature and do not have an unreasonably small amount of capital to engage in the business in which they are engaged and proposes to engage. The Loan Parties, taken as a whole, do not intend to incur, and do not believe that they have incurred, debts beyond their ability to pay such debts as they mature. No Loan Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. Each Loan Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. No petition in bankruptcy has been filed against any Loan Party in the last seven (7) years, and no Loan Party has in the last seven (7) years made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

6.20 Patriot Act; OFAC.

(a) No Loan Party nor any of their Subsidiaries nor any of their respective officers, directors or members (or to Borrower’s knowledge, any of their respective employees, representatives or Affiliates): (i) is (or has been) listed on any Government Lists, (ii) is an individual or entity who is, or is owned or controlled by one or more individuals or entities that are, the subject of any Sanctions, (iii) is located, organized, or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions, (iv) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense or any violation of Sanctions, or (v) is currently (or has been) under investigation by any Governmental Authority for, or has received notice from any Governmental Authority of, an alleged felony involving a crime of moral turpitude, any Patriot Act Offense or any violation of Sanctions. To Borrower’s knowledge, no Loan Party is (or has been) owned or controlled by, nor is any Loan Party acting for or on behalf of, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, (D) the Money Laundering Control Act of 1986, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

(b) The Loan Parties and/or their Affiliates have established an anti-money laundering compliance program as required by Anti-Money Laundering Laws and Sanctions, which compliance program covers the Loan Parties.

(c) The Loan Parties will not directly, or, to actual knowledge of a Responsible Officer of any Loan Party, indirectly, use the proceeds of the Loan or otherwise make available such proceeds to any Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding is, or whose government is, the subject of Sanctions in violation of Sanctions or (ii) in any other manner that would violate any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

6.21 6.21 Special Purpose Entity.

(a) Borrower, Pledgor and each Eligible Asset Owner is a Special Purpose Entity. Since its formation, none of Borrower, Pledgor and each Eligible Asset Owner has conducted any business other than as described in the definition of Special Purpose Entity herein.

(b) Any and all of the stated facts and assumptions made in each Insolvency Opinion, including any exhibits attached thereto, and if applicable, any Additional Insolvency Opinion, are true and correct in all material respects, and each Loan Party has complied, in all material respects, with all of the stated facts and assumptions made with respect to it in each Insolvency Opinion, and if applicable, any Additional Insolvency Opinion. Each entity other than a Loan Party with respect to which an assumption is made or a fact stated in each Insolvency Opinion, and if applicable, any Additional Insolvency Opinion, has complied, in all material respects, with all of the assumptions made and facts stated with respect to it in such Insolvency Opinion or if applicable, such Additional Insolvency Opinion;

provided, however, that each of the representations and warranties made in this Section 6.21 shall be deemed made with respect to each of Borrower, Pledgor and each Eligible Asset Owner on a prospective basis only from and after the date hereof and shall not be deemed to be made with respect to Borrower, Pledgor or any Eligible Asset Owner prior to the date hereof.

6.23 FIRPTA. Each Loan Party, or of such Loan Party a disregarded entity for U.S. federal income tax purposes, its regarded owner for U.S. federal income tax purposes, is not, and will not become, a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

6.24 Bank Holding Company. No Loan Party is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956 and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

6.25 Indebtedness. Borrower does not have any Indebtedness other than (a) the Indebtedness created pursuant to this Agreement, and (b) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Properties, which in the case of such unsecured trade payable (i) are not evidenced by a note, (ii) do not exceed 3% of the Maximum Loan Amount and (iii) are paid within 60 days of the date incurred.

6.26 No Event Default. No Event of Default has occurred and is continuing.

6.27 Prior Financing.

(a) Borrower, Pledgor and each Initial LLC Eligible Asset Owner has been fully released from any obligations or security interest in favor of parties under any prior financing transactions (collectively, the “Prior Financing Obligations”) and no Initial LLC Eligible Asset Owner has any continuing liability for the Prior Financing Obligations, and no recourse whatsoever against any Eligible Assets owned by any Initial LLC Eligible Asset Owner is available to satisfy the Prior Financing Obligations under any circumstances.

(b) Intentionally omitted.

(c) Each of Borrower’s representations and warranties contained in this Section 6.26 relating to the Initial LLC Eligible Asset Owners shall be deemed made with respect to the Initial LLC Eligible Asset Owners on a prospective basis only from and after the date hereof and shall not be deemed to be made with respect to the Initial LLC Eligible Asset Owners prior to the date hereof.

6.29 Organization. Borrower has delivered to Administrative Agent certified copies of its, Pledgor’s and each Eligible Asset Owner’s organizational documents, together with all amendments thereto, if any. The ownership interests of Borrower, Pledgor and each Eligible Asset Owner are as set forth on the organizational chart attached hereto as Exhibit I, as may be modified or supplemented from time to time by Borrower in a manner consistent with the terms hereof.

6.30 Judgments. There are no judgments against Borrower, Pledgor or any Eligible Asset Owner unsatisfied of record or docketed in any court located in the United States of America and no act of insolvency has ever occurred with respect to Borrower, Pledgor or any Eligible Asset Owner.

Section 7. Covenants of Borrower. Borrower, covenants and agrees with Agents and Lenders that until the Facility Termination Date:

7.01 Financial Statements and Other Information.

Borrower shall deliver to Administrative Agent for distribution to Lenders:

(a) Within sixty (60) days after the last day of each of the first three (3) fiscal quarters in any fiscal year, Pledgor and Borrower’s unaudited consolidated, and consolidating, financial statements as of the end of such quarter, in each case signed and certified by a Responsible Officer of Borrower;

(b) Within one hundred fifty (150) days after the last day of its fiscal year, commencing with the 2024 fiscal year, Pledgor’s and Borrower’s unaudited consolidated, and consolidating, financial statements as of the end of such fiscal year, in each case signed and certified by a Responsible Officer of Borrower, and within one hundred fifty (150) days after the last day of its fiscal year, commencing with the 2024 fiscal year, Limited Guarantor’s audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year, in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche LLP or another nationally recognized independent certified public accounting firm consented to by Administrative Agent;

(c) On each Reporting Date, a Compliance Certificate, in the form of Exhibit K attached hereto, signed and certified by a Responsible Officer of Borrower (x) certifying that, as of the end of such calendar month, Borrower and each other Loan Party is in compliance in all material respects with all of the representations, warranties and covenants set forth in this Agreement and the other Loan Documents to which it is a party, (y) certifying that no Event of Default exists and (z) representing and warranting that, except as identified on the Exceptions Report, each Financed Tax Lien conforms to the representations and warranties set forth in Exhibit A of this Agreement and that attached to such Compliance Certificate are true, correct and complete copies of the following reports;

(i) a monthly “portfolio summary” report substantially in the form of Exhibit L hereto, which shall include a data tape with the information indicated on Exhibit L-1 hereto for each Financed Tax Lien (or such other form as the parties mutually agree),

(ii) a report showing the status of each Financed Tax Lien with a face amount in excess of $100,000,

(iii) [reserved],

(iv) a monthly “foreclosure” report, listing the date any related foreclosure notice has been delivered and the status thereof.

(v) Notice of material events, including litigation or licensing issues in respect of the Financed Tax Liens;

(vi) Upon receipt, any written notice received from the U.S. Department of Justice or any comparable state authority of its intention to perform any review or investigation of Borrower’s or Servicer’s Tax Lien business, or any criminal activity of such Persons or allegations of criminal activity by such Persons; and

(vii) Other information and reports reasonably requested by Administrative Agent.

(d) On each Reporting Date, a Guarantor Certificate, in the form of Exhibit J attached hereto;

(e) From time to time such other information regarding the financial condition, operations or business of any Loan Party as Administrative Agent may reasonably request, promptly following request;

(f) On each Reporting Date, information necessary to permit Administrative Agent to calculate the Borrowing Base (including the information set forth on Exhibit L attached hereto); and

(g) As soon as reasonably practicable following the Administrative Agent’s written request therefor, such information as the Administrative Agent may reasonably request related to material loss or damage to any or all of the Financed Tax Liens that is available to Borrower in the ordinary course of business.

7.02 Existence, Etc. Borrower will and will cause each other Loan Party to:

(i) (A) preserve and maintain its legal existence in the jurisdiction of its organization; (B) maintain all material privileges, licenses, franchises,

permits or other approvals necessary to conduct its business and to perform its obligations under the Loan Documents; and (C) except where a failure to qualify would not be reasonably likely (whether individually or in the aggregate) to have a Material Adverse Effect, remain qualified and in good standing under the laws of each state in which it conducts business or any Property is located; provided that the foregoing shall not prohibit Borrower, from (i) merging or consolidating with any other Loan Party, (ii) selling or otherwise transferring all or substantially all of its assets to any other Loan Party or (iii) so long as no Default or Event of Default has occurred and is continuing, dissolving or liquidating if Borrower does not own any Financed Tax Liens or equity in any Loan Party that owns Financed Tax Liens;

(ii) comply in all material respects with all Requirements of Law and orders of Governmental Authorities;

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not change its name, jurisdiction of formation, chief executive office and/or principal place of business unless it shall have (x) given Administrative Agent at least thirty (30) days prior written notice thereof (or such shorter notice as Administrative Agent may agree), (y) delivered to Administrative Agent all Uniform Commercial Code financing statements and amendments thereto as Administrative Agent shall reasonably request and (y) taken all action reasonably required by Administrative Agent for the purpose of perfecting the lien and security interests of the Administrative Agent pursuant to this Agreement, and the other Loan Documents; provided that the foregoing shall not prohibit Borrower, from (i) merging or consolidating with any other Loan Party, (ii) selling or otherwise transferring all or substantially all of its assets to any other Loan Party or (iii) so long as no Default or Event of Default has occurred and is continuing, dissolving or liquidating if Borrower does not own any Financed Tax Liens or equity in any Loan Party that owns Financed Tax Liens;

(v) permit representatives of Administrative Agent, (A) prior to an Event of Default, during normal business hours upon reasonable prior written notice at a mutually desirable time or (B) at any time during the continuance of an Event of Default upon reasonable prior notice, in each case, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Administrative Agent; provided that, unless an Event of Default is continuing, the Borrower shall only be obligated to reimburse Administrative Agent for the reasonable and documented out-of-pocket expenses of one (1) such visit in any calendar year. For the avoidance of doubt, during the occurrence and continuance of an Event of Default, the Borrower shall pay any and all reasonable and documented costs and expenses incurred by Administrative Agent to examine each Loan

Parties’ accounting records with respect to the Properties, as Administrative Agent shall reasonably determine to be reasonably necessary or appropriate in the protection of the Lenders’ interests;

(vi) not amend, or modify in any material respect or terminate any organizational documents of Borrower, Pledgor or any Eligible Asset Owner; and

(vii) not consent or assent to any material amendment or supplement to, or termination of, the Trust Agreement for any Pass-Through Trust, an Approved Servicing Agreement, or other material agreement or instrument relating to the Eligible Assets or the Equity Interests or (ii) consent to any amendment, waiver or modification of the terms of any Tax Lien (or agree to do the same) (provided the foregoing shall not apply to a modification of the payment terms (excluding the Tax Lien Interest Rate) agreed to by the Servicer in a manner consistent with Accepted Servicing Practices) or (iii) consent to any compromise or reduction of the Redemption Value of any Financed Tax Lien (unless the related Property Owner is in a bankruptcy proceeding).

7.03 Notices. Borrower shall give notice to Administrative Agent promptly in writing of any of the following:

(i) promptly upon, and in any event within (a) (x) two (2) Business Days after any Responsible Officer of Borrower becoming actually aware of the occurrence of any Default or Event of Default and (y) two (2) Business Days after any Responsible Officer of Borrower becoming actually aware of any failure of any Financed Tax Lien to constitute an Eligible Asset, which notice shall set forth the details of such event and the action which Borrower is taking or proposes to take with respect thereto;

(ii) within two (2) Business Days after service of process on any Responsible Officer of Borrower or any of its Subsidiaries, or Administrative Agent thereof for service of process, in respect of any judicial or arbitration proceedings affecting a Relevant Party or any of their respective Subsidiaries that (i) questions or challenges the validity or enforceability of any of the Loan Documents, (ii) would reasonably be expected to result in a Material Adverse Effect or (iii) seeks to prevent the pledge of any Collateral hereunder or the making of any Advance;

(iii) promptly upon a Responsible Officer of Borrower having actual knowledge of any Material Adverse Effect and any event or change in circumstances which would reasonably be expected to have a Material Adverse Effect;

(iv) promptly (A) upon the entry of a judgment or decree against Borrower in an amount in excess of $1,000,000 or (B) upon a Responsible Officer of Borrower obtaining actual knowledge of any litigation or governmental proceedings pending or threatened in writing against any

Loan Party with respect to any Property, which would reasonably be expected to have a Material Adverse Effect;

(v) within two (2) Business Days after receipt by a Responsible Officer of Borrower of written notice that Borrower or any Affiliate thereof is the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions or Anti-Money Laundering Laws;

(vi) To the extent in Borrower’s and each Eligible Asset Owner’s possession, as applicable, Borrower and each Eligible Asset Owner shall provide Administrative Agent with reasonable access to any operating statements, any occupancy status and any other property level information in Borrower’s and each Eligible Asset Owner’s possession with respect to every Property, plus any such additional reports as Administrative Agent may reasonably request.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Borrower, setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken or propose to take with respect thereto.

7.04 Special Purpose Entity.

(a) Borrower shall and shall cause each other Loan Party to be a Special Purpose Entity.

(b) Borrower shall and shall cause each other Loan Party to comply in all material respects with all of the stated facts and assumptions made with respect to the Loan Parties in the Insolvency Opinion and each Additional Insolvency Opinion. Borrower covenants that, in connection with any Additional Insolvency Opinion delivered in connection with this Agreement, it shall provide an updated certification regarding compliance with the facts and assumptions made therein, which certificate shall be substantially similar to the representations made in Section 6.21.

7.05 Intentionally Omitted.

7.06 Preservation of Collateral. Borrower shall not take any actions that would cause, or be reasonably likely to cause, the Collateral to become unperfected or to lose the priority required by the Loan Documents. Borrower shall, at Borrower’s sole cost and expense, execute any and all further documents, financing statements, agreements, affirmations, waivers and instruments, and take all such further actions (including consenting to Administrative Agent filing and recording of financing statements) that may be required under any applicable legal requirement, or that Administrative Agent on behalf of the Lenders may request in writing in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created hereby or by the Loan Documents or the enforceability of any guaranty or other Loan Document.

7.07 No Assignment or Liens. Borrower shall not and shall not permit any Eligible Asset Owner to (i) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Loan Documents and other Permitted Liens), any Pledged Equity or any Financed Tax Lien or any interest therein, except in connection with a disposition otherwise expressly permitted under this Agreement, or (ii) enter into any agreement or undertaking restricting the right or ability of Borrower or Administrative Agent to sell, assign or transfer any of the Pledged Equity or Financed Tax Lien (except in accordance with the Loan Documents).

7.08 Limitation on Distributions. Without Administrative Agent’s consent, Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower. Notwithstanding the foregoing or anything else in this Agreement or the Loan Documents to the contrary, Borrower may pay dividends or other distributions to its equity owners so long as (x) no Event of Default has occurred and is continuing or would result from such dividend or distribution and (y) such dividend or distribution is funded solely out of monies that have been released to Borrower under clause seventh of Section 3.04(d) or (e), as applicable, of this Agreement.

7.09 Indebtedness. Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than (a) the Indebtedness created pursuant to this Agreement, and (b) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Properties, which in the case of such unsecured trade payable (i) are not evidenced by a note, (ii) do not exceed 3% of the Maximum Loan Amount and (iii) are paid within 60 days of the date incurred.

7.10 Delivery of Income.

(a) Borrower shall cause:

(i) the Servicer to direct the applicable Government Authorities to remit Redemption Payments (A) directly to the Concentration Account by wire transfer, (B) directly to the Lockbox Account by check made payable to the Custodian as Custodian for the applicable Eligible Asset Owner, or (C) directly to the Collection Account by ACH deposit; and

(ii) all Income in respect of the Financed Tax Liens otherwise received by the Servicer to be deposited directly by the Servicer into the Concentration Account (or (A) remitted to the Lockbox Account in the case of payments by check or (B) deposited directly into the Collection Account in the case of payments by ACH deposit) within two (2) Business Days of its receipt thereof (the proceeds of checks remitted to the Lockbox Account and the funds deposited in the Collection Account or the Concentration Account pursuant to clauses (x) and (y), collectively, the “Facility Funds”).

(b) In accordance with the Custodial Agreement, the Custodian shall process pursuant to its customary procedures all checks remitted to the Lockbox Account (including all Facility Funds) and, once processed, remit the applicable funds to the Concentration Account. In the event any Income is remitted to Borrower or any of its Affiliates, Borrower shall remit such Income or shall cause such Income to be deposited by its Affiliates into the Concentration Account within one (1) Business Day following receipt thereof. At all times prior to such remittance, Borrower shall itself hold such Income remitted to Borrower in trust, for the exclusive benefit of Administrative Agent.

(c) Notwithstanding anything to the contrary in this Agreement, in accordance with the Custodial Agreement, Borrower shall cause the Servicer to provide the Custodian reconciliation information to allocate Facility Funds. Thereafter, on a daily basis, the Custodian shall within one (1) Business Day of its receipt of each such reconciliation information disburse to the Collection Account any Facility Funds deposited in the Concentration Account, which Facility Funds shall thereafter be held subject to the Custodial Agreement and the other Loan Documents. In accordance with the Custodial Agreement, except during the continuance of an Event of Default, in the event that Administrative Agent or Borrower, believes that funds other than Facility Funds have been remitted from the Concentration Account to the Collection Account (any such remittance an “Improper Remittance”), such party may deliver written notice thereof to Borrower or Administrative Agent, as applicable, and such parties shall confer and reach agreement with respect to the disposition of such funds and direct the Custodian as to such disposition. Custodian shall thereafter credit the funds to the applicable account, as directed. Upon the occurrence and during the continuance of an Event of Default, in the event of any Improper Remittance, upon written notice from Administrative Agent to Borrower, Servicer and Custodian, Administrative Agent shall have the right to cause Custodian to remit such funds to the Concentration Account or the Collection Account, as applicable, without first consulting with Borrower.

7.11 Taxes, Etc. Borrower shall pay and discharge or cause to be paid and discharged, when due, all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, real, personal or mixed or upon any part thereof, income, profits or assets otherwise due and payable, except for any such Taxes, assessments and governmental charges, levies or claims (i) the amount of which does not exceed $10,000, (ii) the non-payment of which would not reasonably be expected to result in a Lien on any Property or Collateral or (iii) that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP. Borrower shall, and shall cause each Eligible Asset Owner to, pay and discharge all taxes, levies, liens and other charges on its assets and on the Eligible Assets, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP. Borrower shall file on a timely basis all material Tax returns required to be filed with a Governmental Authority. Borrower makes no covenant or agreement pursuant to this Section 7.11 with respect to Property Taxes, which shall be subject to representation (e) of Schedule 1 hereto.

7.12 [Intentionally Omitted].

7.13 Investments. Borrower shall not: (i) make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (any of the foregoing, an “Investment”) in any Person (other than the Permitted Investments and the acquisition of Tax Liens and other Eligible Assets in accordance with Borrower’s Governing Documents and the Loan Documents); or (ii) form any subsidiaries (other than formation of any Subsidiary which is or is designated to become a Borrower hereunder and is joined to this Agreement promptly following the formation of such Subsidiary).

7.14 Removal of Financed Tax Liens. No Financed Tax Lien may be sold, transferred, or otherwise removed from the related Eligible Asset Owner without the approval of Administrative Agent, such approval not to be unreasonably withheld, condition or delayed. In any case, Borrower shall comply with the requirements of Section 4.08. Administrative Agent may require Borrower to transfer any Disqualified Tax Lien from Borrower to another Person if Administrative Agent determines, in its reasonable discretion, that a violation of any applicable law related to such Disqualified Tax Lien or any claim, litigation or governmental proceeding pending or threatened in writing against such Disqualified Tax Lien would reasonably be expected to result in any material uninsured liability to any Loan Party or Administrative Agent or any Lender.

7.15 Pledged Equity.Unless an Event of Default shall have occurred and be continuing, Pledgor and Borrower shall be permitted to exercise all voting and other ownership rights inuring to each of them with respect to the related Pledged Equity in accordance with the terms of the related Governing Documents; provided, however, that no vote shall be cast or member right exercised or other action taken which would result in a violation of any provision of this Agreement or any other Loan Document. Without the prior consent of Administrative Agent, neither Pledgor nor Borrower shall (i) vote to enable, or take any other action to permit Borrower or any Pass-Through Trust, as applicable, to issue any Equity Interests of any nature or to issue any other Equity Interests convertible into or granting the right to purchase or exchange for any Equity Interests, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any Pledged Equity, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to any Pledged Equity, except for the Lien provided for by this Agreement and other Permitted Liens, or (iv) enter into any agreement (other than this Agreement or the related Governing Documents) or undertaking restricting the right or ability of Borrower to sell, pledge, assign or transfer any Pledged Equity.

7.16 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

7.17 ERISA. None of Borrower or its ERISA Affiliates shall establish or be a party to, or be reconstituted as, any employee benefit plan within the meaning of Section 3(2) of ERISA that is a defined benefit pension plan that is subject to Part III of Subchapter D, Chapter 1, Subtitle A of the Code.

7.18 Books and Records. The Borrower shall keep and maintain or shall cause to be kept and maintained on a calendar year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and GAAP (or such other accounting basis reasonably acceptable to Administrative Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower.

7.19 Beneficial Ownership Certification. Borrower, to the extent Borrower is a “legal entity customer” (as defined in the Beneficial Ownership Regulation), shall at all times either (i) ensure that it has delivered to each Lender requesting the same a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to each Lender an updated Beneficial Ownership Certification within three (3) Business Days following the date of which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

7.20 Training Program. Borrower shall require each Approved Servicer to maintain and keep in place, a training program for any Person that proposes to bid on Eligible Assets on behalf of an Eligible Asset Owner. Any such training program shall include procedures and regulations with respect to anti-collusion, antitrust and any other matters reasonably requested by Administrative Agent. Borrower shall cause each Servicer to require that any bidder for Eligible Assets on behalf of an Eligible Asset Owner certify that such Person has acknowledged and agreed to comply with such procedures and regulations.

7.22 Servicing. Borrower shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Administrative Agent (i) any notice of the occurrence of an event of default with respect to any Servicer under a Servicing Agreement and (ii) any other information in Borrower’s possession with respect to the Financed Tax Liens as may be reasonably requested by Administrative Agent from time to time.

Section 8. Events of Default. Each of the following events shall constitute an event of default (an “Event of Default”) hereunder:

(a) (i) A Borrower shall default in the payment of principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment or otherwise) or (ii) any payment of interest on any Advance when due or any mandatory prepayment due under Section 2.06(c) hereof is not paid when due and such failure is not cured within two (2) Business Days; or

(b) A Loan Party shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by Administrative Agent of such default, and such default shall have continued unremedied for three (3) Business Days; provided, however, that if Borrower or Pledgor is required to call capital to make such payment, and provided further that Borrower acknowledges in writing that such payment is then due and payable, such three (3) Business Day grace period shall be extended until the earlier of (x) the Business Day following the date Borrower actually receives such capital and (y) ten (10) Business Days from the date such payment was due; or

(c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by a Loan Party or any certificate furnished to Administrative Agent pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and the adverse effect thereof has not been cured to the reasonable satisfaction of Administrative Agent within two (2) Business Days following written notice to Borrower; or

(d) Borrower shall fail to comply with the requirements of Section 7 and, other than any failure to comply with the requirements of Section 7.07, 7.08, 7.09, 7.13, 7.14 or 7.15, such failure has not been cured to the reasonable satisfaction of Administrative Agent within two (2) Business Days following written notice to Borrower; or

(e) Any final judgment or judgments or order or orders for the payment of money in excess of $500,000 in the aggregate (to the extent that it is, in the reasonable determination of Administrative Agent, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Borrower by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Borrower shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f) (i) Any Loan Party shall admit in writing its inability to, or intention not to, perform any of its Obligations; or any Loan Party files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for any Loan Party, or of all or any part of any Loan Party’s Property; or (ii) any Loan Party makes an assignment for the benefit of any Loan Party’s creditors in any proceeding in connection with an Insolvency Event, which remains unstayed in in effect for a period of thirty (30) days (or with respect to the Fortress Funds only, sixty (60) days); or

(g) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for any Loan Party, or of any Loan Party’s (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or any Loan Party generally fails to pay its debts as they become due; or any Loan Party is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against any Loan Party; or any Loan Party’s Property is sequestered by court or administrative order; or a petition is filed against any Loan Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect which petition remains undismissed for sixty (60) days; or

(h) (i) Any Loan Document shall for whatever reason cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or any other Loan Party, or (ii) this Agreement or any other Loan Document shall for any reason cease to create a valid security interest in any of the Collateral purported to be covered hereby with the priority required by such Loan Document (other than as a result of any act or omission of the Administrative Agent not resulting from a breach by a Loan Party of its obligations under this Agreement) and such default continues unremedied for one (1) Business Day after the earlier of the receipt of notice thereof from the Administrative Agent or discovery of such failure by Borrower; or

(i) A Change of Control shall have occurred; or

(j) Limited Guarantor fails to comply with the Limited Guarantor Financial Covenant; or

(k) A Plan Termination Event shall have occurred; or

(l) Intentionally Omitted; or

(m) Any Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property and such action provided for in this clause (m) shall not have been discontinued or stayed within sixty (60) days; or

(n) If Borrower issues any additional equity securities and as a result thereof Administrative Agent fails to have a first priority perfected security interest in 100% of the equity interests of Borrower; and

(o) Borrower fails to transfer any Eligible Assets to Custodian for the benefit of Administrative Agent on or before the applicable Funding Date (provided Administrative Agent has made an Advance with respect to such Eligible Asset).

Section 9. Remedies Upon Default.

(a) After the occurrence and during the continuance of an Event of Default, Borrower hereby appoints Administrative Agent as attorney-in-fact of Borrower for the purpose of taking any action and executing or endorsing any instruments that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest. After the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent and the Lenders against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Administrative Agent shall have commenced any action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent or the Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) to the extent permitted by law, Administrative Agent and the Lenders shall not be subject to any one action or election of remedies law or rule, (ii) all liens and other rights, remedies or privileges provided to Administrative Agent and the Lenders shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Collateral have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, Administrative Agent may (subject to the notice and grace periods set forth herein):

(A) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations or any part thereof in accordance with the priorities set forth in Section 3.04(e) hereof;

(B) in Administrative Agent’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC pursuant to the provisions of this Agreement and the other Loan Documents;

(C) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Administrative Agent may determine in its sole discretion; and

(D) take all other actions provided in, or contemplated by, this Agreement.

(c) Administrative Agent may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Administrative Agent may reasonably deem satisfactory any or all of the Financed Tax Liens or (B) in its sole discretion elect, in lieu of selling all or a portion of such Financed Tax Liens, to give Borrower credit for such Financed Tax Liens in an amount equal to the market value of the related Eligible Assets (as determined by the Administrative Agent in its sole discretion) against the aggregate unpaid Outstanding Principal Amount for such Financed Tax Liens and any other amounts owing by Borrower under the Loan Documents. The proceeds of any disposition of Financed Tax Liens effected pursuant to this Section 14(c) shall be applied in the same priority as set forth in Section 3.

(d) Borrower shall be liable to Administrative Agent for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Administrative Agent in connection with or as a consequence of an Event of Default with respect to Borrower, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Borrower.

(e) Administrative Agent shall have, in addition to its rights and remedies under the Loan Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation the rights and remedies of a secured party under the UCC), in equity, and under any other agreement between Administrative Agent and Borrower. Without limiting the generality of the foregoing, Administrative Agent shall be entitled to set off the proceeds of the liquidation of the Financed Tax Liens against the Obligations, whether or not such Obligations are then due, without prejudice to Administrative Agent’s right to recover any deficiency.

(f) Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and Borrower hereby expressly waives any defenses Borrower might otherwise have to require Administrative Agent to enforce its rights by judicial process. Borrower also waives any defense Borrower might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Financed Tax Liens, or from any other election of remedies. Borrower recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arms-length.

Section 10. Intentionally Omitted.

Section 11. Servicing.

11.01 The Financed Tax Liens shall be serviced by an Approved Servicer under an Approved Servicing Agreement for the benefit of Administrative Agent in accordance with Accepted Servicing Practices. So long as no Event of Default has occurred and is continuing, Administrative Agent hereby grants Borrower and each Eligible Asset Owner a revocable license to direct the Approved Servicer of the Eligible Assets, subject however to the terms and conditions of this Agreement. Upon the occurrence and continuance of an Event of Default on the part of Borrower, such license shall be deemed immediately and automatically revoked.

11.02 Borrower agrees that Administrative Agent is the owner of all servicing records, including but not limited to any and all servicing agreements (the “Servicing Agreements”), files, documents, records, databases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Financed Tax Liens and the Eligible Assets (collectively, the “Servicing Records”) so long as the Financed Tax Liens are subject to this Agreement. Borrower grants Administrative Agent a security interest in its rights with respect to all servicing fees and rights relating to the Financed Tax Liens and the Eligible Assets and all Servicing Records to secure the obligation of Borrower to cause Servicer or its designee to service in conformity with this Agreement and any other obligation of Borrower to Administrative Agent. Borrower covenants to, or to cause the related Servicer to, safeguard such Servicing Records and to deliver them promptly to Administrative Agent or its designee (including the Custodian) at Administrative Agent’s request.

11.03 Borrower shall not enter into, and shall not permit any Eligible Asset Owner to enter into, a Servicing Agreement other than an Approved Servicing Agreement, without the prior approval of Administrative Agent in its sole discretion.

11.04 Borrower shall cause any Servicer engaged by any Eligible Asset Owner to service the Eligible Assets to execute a letter agreement, substantially in the form attached hereto as Exhibit M acknowledging that the Administrative Agent has been granted a security interest in the Financed Tax Liens under this Agreement and agreeing that it shall deposit all Income with respect to the Financed Tax Liens into the Collection Account within two (2) Business Days after such Servicer’s receipt thereof.

11.05 Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, in its sole discretion, and in addition to all other rights and remedies set forth in this Agreement, (i) sell its right to the Financed Tax Liens and the Eligible Assets on a servicing released basis and/or (ii) terminate the Servicer of the Financed Tax Liens and the Eligible Assets with or without cause, in each case without payment of any termination fee (but subject always to the terms of the applicable Servicing Agreement).

11.06 Upon the occurrence and during the continuance of a Servicer Event of Default, Borrower and each Eligible Asset Owner (in each case as applicable) shall have the right to (i) exercise any and all rights and remedies provided in the related Servicing Agreement; (ii) designate another successor Servicer within fifteen (15) Business Days after the occurrence of such Servicer Event of Default, provided that such Servicer is reasonably acceptable to Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed); provided further that Administrative Agent, in its sole and absolute discretion, may decide to become the designated successor Servicer if no other successor Servicer is designated within such 15 day period for a period of time until a successor Approved Servicer is designated; (iii) negotiate and execute a definitive Servicing Agreement with such successor Servicer, provided such Servicer is reasonably acceptable to Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), as soon as is practicable after identifying such successor Servicer, provided however that such Servicing Agreement shall be on substantially similar terms and conditions as the Approved Servicing Agreement with the defaulting Servicer, with such modifications as are reasonably acceptable to Administrative Agent; and (iv) transfer servicing to such successor Servicer as soon as is practicable and legally permissible after identifying such successor Servicer. In the event that Borrower does not identify a successor Servicer within such period, or servicing is not transferred within sixty (60) days of the related Servicer Event of Default, then (i) a Cash Sweep Period will be deemed to have occurred until a successor Approved Servicer is designated, and (ii) Administrative Agent shall have the right to terminate the Servicer and appoint a successor Servicer at Borrower’s sole cost and expense.

Section 12. Agency.

(a) Appointment and Authority of Administrative Agent. Each of Lenders hereby irrevocably appoints JPMorgan to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agents and Lenders, and, except with respect to the consent rights of Borrower set forth in Section 12.06(b), none of the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

12.02 Rights as a Lender. A Lender serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

12.03 Exculpatory Provisions.

(a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Any permissive right or privilege of Administrative Agent shall not be construed as a duty. Without limiting the generality of the foregoing, Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent (or its Affiliates) to liability or unreimbursed expense or that is contrary to any Loan Document or applicable law including for the avoidance of doubt any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Insolvency Law;

(iii) shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and

(iv) shall not have any duty (1) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same, (2) to pay or discharge any Taxes, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral, (3) to confirm or verify the contents or accuracy of any reports or certificates of Borrower or of another Agent delivered to such Agent pursuant to this Agreement believed by the receiving Agent to be genuine and to have been signed or presented by the proper party or parties or (4) to ascertain or inquire as to the performance or observance of Borrower’s representations, warranties or covenants under this Agreement or any other Loan Document.

(b) Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 13.04 and Section 9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. For the avoidance of doubt, Administrative Agent shall not be liable for (i) an error of judgment made in good faith by one of its officers; or (ii) any action taken, suffered or omitted to be taken in good faith in accordance with or believed by it to be authorized or within the discretion or rights or powers conferred by this Agreement or at the direction of Required Lenders or Administrative Agent (in the case of any other Agent), in each case, unless it shall be proved that such Agent shall have been grossly negligent in ascertaining the pertinent facts.

(i) The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to a Responsible Officer of the Administrative Agent in writing by Borrower or a Lender. The Administrative Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of any Loan Party’s representations, warranties or covenants under this Agreement or any other Loan Document. Other than with respect to any information that the Administrative Agent has an express duty hereunder to review, the Administrative Agent shall not be deemed to have knowledge of any fact or matter for purposes of this Agreement unless an employee of the Administrative Agent responsible for performing the Administrative Agent’s duties under this Agreement (i) has actual knowledge thereof or (ii) receives written notice with respect thereto.

(c) Administrative Agent shall not be responsible for or have any duty to ascertain, review, investigate, or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any resolution, order, approval, certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, in the case of Administrative Agent, any certificate or report of any other Agent), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Sections 5.01 or 5.02 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

(d) Administrative Agent shall not be responsible for the acts or omissions of any Loan Party, any other Agent, any Lender or any other Person.

(e) Knowledge or information acquired by (i) JPMorgan in any of its respective capacities hereunder or under any other document related to this transaction shall not be imputed to JPMorgan in any of its other capacities hereunder or under such other documents except to the extent their respective duties are performed by employees in the same division of JPMorgan, and (ii) any Affiliate of JPMorgan shall not be imputed to JPMorgan in any of its respective capacities hereunder and vice versa.

12.04 Reliance by Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, resolution, document, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. Administrative Agent may consult with legal counsel of its choice (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. In connection with any request that Administrative Agent take any action or refrain from taking any action outside the scope of this Agreement, Administrative Agent shall be entitled to request and conclusively rely upon, and shall be protected in acting or refraining from acting upon, an officer’s certificate or opinion of counsel delivered by or on behalf of such requesting party.

12.05 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent with the approval of Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the revolving credit facility contemplated by this Agreement as well as activities as Administrative Agent. Administrative Agent shall not be responsible or liable to any Lender for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with willful misconduct in the selection of such sub-agents.

12.06 Successor Agents; Merger etc

(a) Intentionally Omitted.

(b) Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Borrower so long as no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Such resignation shall become effective upon the acceptance of such appointment by a successor Administrative Agent (the “Resignation Effective Date”).

(i) With effect from the Resignation Effective Date, (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 13.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) Any Person into which Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent, shall be the successor of Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

12.07 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.08 No Other Duties, etc.

(a) Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in its capacity as Administrative Agent, to the extent such Person is expressly designated as a particular Agent under this Agreement or (b) in its capacity, if applicable, as a Lender hereunder.

(b) No Agent is bound to comply with any notice or instruction given to it by any other party hereto or by any other person, firm or corporation, except such written notices or written instructions as are herein provided for, and orders of any court entered or issued with jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in each such case such Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which legal counsel of its own choosing advises is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated.

12.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Insolvency Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their respective agents and counsel and all other amounts due Lenders and Agents under Sections 12.11 and 13.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agents and, in the event that Agents shall consent to the making of such payments directly to Lenders, to pay to Agents any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and its agents and counsel, and any other amounts due Agents under Sections 12.11 and 13.03.

12.10 Collateral Matters.

(a) Lenders irrevocably authorize and direct Administrative Agent to release (i) any Lien on any property (including any Pledged Equity) granted to or held by Administrative Agent under any Loan Document (x) upon the occurrence of the Facility Termination Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents or otherwise as provided in Section 4.08, or (z) subject to Section 13.04, if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 12.10. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 12.10.

(b) The powers conferred on Administrative Agent hereunder are solely to protect Lenders’ and Administrative Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for its or their own willful misconduct.

(c) Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agents be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral. Agents shall have no duty (1) to record, file or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or maintain any such recording, filing or depositing or to subsequently record, refile or redeposit any of the same or (2) to pay or discharge any Taxes, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral.

12.11 Expenses; Indemnity; Damage Waiver.

(a) Administrative Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, and none of the provisions contained in this Agreement shall in any event require Administrative Agent to perform, or be responsible for the manner of performance of, any of the obligations of Borrower under this Agreement.

(b) To the extent that Borrower for any reason fails to pay any amount required under Section 13.03 to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent) in its capacity as such, or against any Related Party thereof acting for Agent (or any such sub-agent) in connection with such capacity.

Section 13. Miscellaneous.

13.01 Waiver. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 13.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, any Lender may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

13.02 Notices. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic delivery) delivered to the intended recipient at the address set forth on Schedule 2; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given pursuant to Section 3 hereof (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by electronic delivery or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

13.03 Indemnification and Expenses.

(a) The Borrower shall indemnify, defend and hold harmless Administrative Agent, and each Lender and their Related Parties (each an “Indemnified Party”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of this Agreement, any Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct.

(b) Except as otherwise expressly set forth herein or in any of the other Loan Documents, Borrower shall pay to Administrative Agent on the first Payment Date occurring at least ten (10) Business Days after written receipt of notice therefrom, all reasonable and documented actual third-party out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by or on behalf of Administrative Agent in connection with (i) the negotiation, preparation, execution, delivery and administration (including any consents, amendments, waivers or other modifications) of this Agreement, the other Loan Documents and any other documents delivered in connection herewith; (ii) the creation, perfection or protection of Administrative Agent’s Liens in the Collateral (including reasonable fees and expenses for title and lien searches, Other Taxes and due diligence expenses); and (iii) the enforcement or protection of their rights, Obligations of or collecting any payment due from any Loan Party under this Agreement, the other Loan Documents and the other agreements and documents to be delivered in connection herewith, including in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings. Borrower shall be responsible for the payment of all reasonable out-of-pocket costs and expenses incurred by the Lenders pursuant to clause (iii) above; provided, that, in any case, Borrower shall not be liable for the expenses of more than one primary counsel and, after an Event of Default, one local counsel in each jurisdiction that contains a material portion of the Financed Tax Liens, for the Lenders and Administrative Agent as a whole unless a Lender shall have reasonably demonstrated that there may be legal defenses available to it that are different from or additional to those available to Administrative Agent and the other Lenders and Borrower shall in no event be liable for the expenses of more than two counsel in the event that a Lender has made such demonstration; provided, further, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or any Lender; provided, further, that this Section 13.03 shall not apply with respect to Taxes other than any Taxes described in clause (ii) above and any Taxes that represent losses or damages arising from any non-Tax claim.

13.04 Amendments. (a) Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any other Loan Document may be waived, modified or supplemented only by an instrument in writing signed by Borrower and Administrative Agent and consented to by the Required Lenders; provided, that no such agreement shall:

(i) increase the Uncommitted Amount of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, Default or Event of Default shall constitute an increase in the Uncommitted Amount of any Lender);

(ii) reduce the principal amount of any Advance (except in connection with a payment contemplated by clause (c) below) or reduce the rate of interest thereon including any provision establishing a minimum rate (other than interest at the Post-Default Rate), or reduce any fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;

(iii) (A) postpone the timing of any payment of principal, interest or fees, or extend the scheduled final maturity of any Advance, or (B) reduce the amount of, waive or excuse any such payment (other than waiver of the application of the Post-Default Rate);

(iv) permit the assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

(v) release all or substantially all of the Collateral from the Liens of the under this Agreement and any other Loan Document (except in accordance with Sections 4.08), in each case without the written consent of each Lender;

(vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(vii) change any provision of this Agreement requiring pro rata treatment of Lenders, without the written consent of each Lender directly adversely affected thereby;

(viii) subordinate the Obligations to any other obligation, without the written consent of each Lender;

(ix) affect the rights, protections, duties, indemnities or immunities of the Control Bank, Custodian (Trust Certificates), the Custodian or the Trustee without such party’s prior written consent; or

(x) change or waive any provision of Section 11, 12 or 13 as the same applies to Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of Administrative Agent, in each case without the written consent of such Agent.

Notwithstanding anything to the contrary herein:

(a) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (a) through (i) above;

(b) any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) solely to cure a defect or error or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property; and

(c) without the consent of any other Person, the applicable Relevant Parties and Administrative Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

13.05 Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions.

(i) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance assigned.

(ii) Required Consents. No consent shall be required for any assignment except as follows:

(A) the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default under Sections 8(a), (b), (f) or (g) has occurred and exists at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that Borrower and Administrative Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the assigning Lender within ten (10) Business Days after having received notice thereof; and

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required, unless such assignment is to a Lender or an Affiliate of a Lender.

(iii) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption.

(iv) No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower or any of Borrower’s respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). No such assignment shall be made to a natural Person.

(v) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.08(a), 2.09(a), 3.03 and 13.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. Administrative Agent, acting solely for this purpose as Administrative Agent of Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The

Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person or Borrower or any of Borrower’s respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.11 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver, except to the extent that one of clauses (i) through (v) of Section 13.04 applies to such Participant. Borrower agree that each Participant shall be entitled to the benefits of Sections 2.08(a), 2.09(a) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(e) (it being understood that the documentation required under Section 3.03(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 2.08(a), 2.09(a) and 3.03, with respect to any participation, than its participating Lender would have been entitled to receive. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.16 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.02 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent (in its capacity as Administrative Agent) shall have responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Disclosure. Any Lender may provide any documents or information received by such Lender in connection with this Agreement to (a) any regulator or rating agency or (b) any potential assignee, participant, lender, derivative counterparty, investor or similar Person or any of its or their agents or advisors, subject to such Person agreeing to maintain the confidentiality of Borrower Information in accordance with Section 13.15.

13.06 Survival. The obligations of Borrower under Sections 2.08(a), 2.09(a), 3.03, 6, 7 (to the extent attributable to the period prior to the repayment of the Advances and the termination of this Agreement), 12.03, 12.11 and 13.03 hereof shall survive the Facility Termination Date. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

13.07 Intentionally Omitted.

13.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

13.09 Counterparts; Electronic Signatures. This Agreement, the other Loan Documents, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and the other Loan Documents (each a “Written Communication”) shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) or any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each Written Communication may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by any party hereto of a manually signed paper Written Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Written Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Agreement or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Agreement) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

13.10 Severability. If any provision of any Loan Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Loan Documents, and each Loan Document shall be enforced to the fullest extent permitted by law.

13.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

13.12 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED IN THE ADDRESS FOR NOTICES FOR SUCH PARTY ON THE SIGNATURE PAGE HERETO (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED); AND

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

13.13 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ANY REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.14 Acknowledgments. Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) No Lender or Agent has any fiduciary relationship to Borrower, and the relationship between Borrower, on the one hand, and Lenders and Agents, on the other, is solely that of debtor and creditor; and

(c) no joint venture exists among or between Lenders and/or Agents and Borrower.

13.15 Confidentiality. The Agents and the Lenders shall not disclose to any Person (1) information regarding the business or Properties of the Borrower or the business or properties of any other Loan Party or of any Affiliate of any Loan Party that it has received from such Loan Party or such Affiliate in connection with this Agreement and (2) any information contained in any Eligible Asset File (collectively, the “Borrower Information”), except (i) to its and its Affiliates’ officers, directors, employees, agents, consultants, accountants, legal counsel, tax advisors and other representatives (including any valuation service provider) (collectively, the “Representatives”), who have a need to know the Borrower Information for the purpose of assisting in the negotiation, completion and management of the transactions contemplated by this Agreement and the Loan Documents, and who agree to be bound by the provisions in this section applicable to the Agents and the Lenders, (ii) to the extent required by applicable law, regulation, subpoena or other legal process (provided that the Borrower Information shall be redacted in a manner reasonably satisfactory to Borrower to the extent permitted under such applicable law, regulation, subpoena or other legal process) or in connection with the enforcement or protection of their rights under this Agreement and the other Loan Documents, (iii) to the extent requested or pursuant to supervisory oversight by any governmental or regulatory authority having jurisdiction over such Agent, such Lender or any Representative of such Person, as applicable, (iv) to any nationally recognized statistical rating organization, (v) to Administrative Agent, (vi) which is recorded and filed in public records by Borrower or any of its Affiliates, (vii) to any assignee or prospective assignee or participant or prospective participant which is not prohibited from being an assignee or participant and which agrees to be bound by the confidentiality provisions set forth herein, (viii) to the extent any of the Borrower Information is publicly available other than by actions or omissions of Administrative Agent, any Lender or Representatives in violation of this Agreement or (ix) to the extent any Loan Party or any Affiliate thereof gives consent to such disclosure. The Agents and each Lender will be responsible for any failure of any of its Representatives to comply with the provisions of this Section 13.15.

13.16 Set-Off. In addition to any rights and remedies of Administrative Agent and Lenders provided by this Agreement and by law, Administrative Agent and each Lender shall have the right, without prior notice to Borrower or the applicable Loan Party, any such notice being expressly waived by Borrower, to the extent permitted by any Requirements of Law, upon any amount becoming due and payable by any Loan Party hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Administrative Agent or any Lender to or for the credit or the account of such Loan Party. Administrative Agent or any Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by it to Borrower against all of Borrower’s obligations to it, whether under this Agreement or under any other agreement between the parties or between Borrower and Administrative Agent or any Lender, whether or not such obligations are then due, without prejudice to Administrative Agent’s or such Lender’s right to recover any deficiency. Administrative Agent and each Lender agrees to promptly notify Borrower and Administrative Agent after any such set-off and application made by Administrative Agent or such Lender, as applicable; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.17 Borrower to Remain Liable. Administrative Agent, Lenders and Borrower agree that the grant of a security interest under this Agreement shall not constitute or result in the creation or assumption by Administrative Agent or Lenders of any obligation of Borrower or any other Person in connection with any Pledged Equity or Financed Tax Lien, whether or not Administrative Agent or Lenders exercises any right with respect thereto. Borrower shall remain liable under the Pledged Equity and Financed Tax Liens to perform all of Borrower’s duties and obligations thereunder to the same extent as if the Loan Documents had not been executed.

13.18 Patriot Act. The parties hereto acknowledge that in accordance with Anti-Money Laundering Laws, Administrative Agent is required to obtain, verify and record information that identifies each person or legal entity that establishes a business relationship or opens an account with Administrative

Agent. Each party hereby agrees that it shall provide Administrative Agent with such information in its possession as Administrative Agent may reasonably request from time to time in order to comply with any applicable requirements of Anti-Money Laundering Laws.

13.19 Actions and Events Outside of Lenders’ and Agents’ Control. None of the Lenders or Administrative Agent shall be liable in any way to each other, any Loan Party or third party for any such party’s failure to perform or delay in performing such party’s obligations under the Loan Documents if such failure to perform or delay in performing results directly or indirectly from, or is based upon, any force majeure event, including acts of God, strikes, lockouts, boycotts, blockades, riots, acts of war, terrorism, rebellion, insurrection, epidemics, pandemics, fire, communication line or system failures, computer viruses (including malware, ransomware, or denial of service), power or utility failures, earthquakes, or the unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or any other cause or event beyond such party’s control.

13.20 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto. The parties hereto agree that the Control Bank, the Custodian (Trust Certificates), the Trustee and the Custodian are third party beneficiaries to this Agreement and are entitled to enforce their rights hereunder as if a party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FCR TL HOLDINGS LLC, as Borrower

By:
Name: Avraham Dreyfuss
Title: Chief Financial Office

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By: Name: Jason Brand Title: Executive Director